                                                                   EXHIBIT 10.46

================================================================================

                                TALX CORPORATION

           $75,000,000 6.89% Senior Guaranteed Notes due May 25, 2014

                             -----------------------

                             NOTE PURCHASE AGREEMENT

                             -----------------------

                            Dated as of May 25, 2006

================================================================================

                                TABLE OF CONTENTS

SECTION                                                         HEADING                               PAGE
SECTION 1.              AUTHORIZATION OF NOTES....................................................     1

SECTION 2.              SALE AND PURCHASE OF NOTES................................................     1

SECTION 3.              CLOSING...................................................................     2

SECTION 4.              CONDITIONS TO CLOSING.....................................................     2

        Section 4.1.    Representations and Warranties............................................     2
        Section 4.2.    Performance; No Default...................................................     2
        Section 4.3.    Compliance Certificates...................................................     2
        Section 4.4.    Opinions of Counsel.......................................................     3
        Section 4.5.    Purchase Permitted by Applicable Law, Etc.................................     3
        Section 4.6.    Sale of Other Notes.......................................................     3
        Section 4.7.    Payment of Special Counsel Fees...........................................     3
        Section 4.8.    Private Placement Number..................................................     3
        Section 4.9.    Changes in Limited Liability Company or Corporate Structure...............     3
        Section 4.10.   Funding Instructions......................................................     4
        Section 4.11.   Proceedings and Documents.................................................     4
        Section 4.12.   Bank Credit Agreement.....................................................     4
        Section 4.13.   Subsidiary Guarantee Agreement............................................     4
        Section 4.14.   Intercreditor Agreement...................................................     4

SECTION 5.              REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................     4

        Section 5.1.    Organization; Power and Authority.........................................     4
        Section 5.2.    Authorization, Etc........................................................     4
        Section 5.3.    Disclosure................................................................     5
        Section 5.4.    Organization and Ownership of Shares of Subsidiaries......................     5
        Section 5.5.    Financial Statements; Material Liabilities................................     6
        Section 5.6.    Compliance with Laws, Other Instruments, Etc..............................     6
        Section 5.7.    Governmental Authorizations, Etc..........................................     6
        Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders.................     6
        Section 5.9.    Taxes.....................................................................     7
        Section 5.10.   Title to Property; Leases.................................................     7
        Section 5.11.   Licenses, Permits, Etc....................................................     7
        Section 5.12.   Compliance with ERISA.....................................................     8
        Section 5.13.   Private Offering by the Company...........................................     8
        Section 5.14.   Use of Proceeds; Margin Regulations.......................................     9
        Section 5.15.   Existing Indebtedness; Future Lien........................................     9

        Section 5.16.   Foreign Assets Control Regulations, Etc...................................    10
        Section 5.17.   Status under Certain Statutes.............................................    10
        Section 5.18.   Environmental Matters.....................................................    10
        Section 5.19.   Pari Passu Ranking........................................................    11

SECTION 6.              REPRESENTATIONS OF THE PURCHASER..........................................    11

        Section 6.1.    Purchase for Investment...................................................    11
        Section 6.2.    Source of Funds...........................................................    11

SECTION 7.              INFORMATION AS TO COMPANY.................................................    13

        Section 7.1.    Financial and Business Information........................................    13
        Section 7.2.    Officer's Certificate.....................................................    16
        Section 7.3.    Visitation................................................................    16
        Section 7.4.    Limitation on Disclosure Obligation.......................................    17

SECTION 8.              PAYMENT AND PREPAYMENT OF THE NOTES.......................................    17

        Section 8.1.    Required Prepayments......................................................    17
        Section 8.2.    Optional Prepayments with Make-Whole Amount...............................    17
        Section 8.3.    Prepayment of Notes Upon Change of Control................................    18
        Section 8.4.    Allocation of Partial Prepayments.........................................    19
        Section 8.5.    Maturity; Surrender, Etc..................................................    19
        Section 8.6.    Purchase of Notes.........................................................    19
        Section 8.7.    Make-Whole Amount.........................................................    19
        Section 8.8.    Prepayment in Connection with Sales of Assets.............................    20

SECTION 9.              AFFIRMATIVE COVENANTS.....................................................    21

        Section 9.1.    Compliance with Law.......................................................    21
        Section 9.2.    Insurance.................................................................    21
        Section 9.3.    Maintenance of Properties.................................................    21
        Section 9.4.    Payment of Taxes and Claims...............................................    22
        Section 9.5.    Limited Liability Company and Corporate Existence, Etc....................    22
        Section 9.6.    Books and Records.........................................................    22
        Section 9.7.    Additional Subsidiary Guarantors..........................................    22
        Section 9.8.    Release of Subsidiary Guarantors..........................................    23
        Section 9.9.    Pari Passu Ranking........................................................    23
        Section 9.10.   Additional Interest.......................................................    23

SECTION 10.             NEGATIVE COVENANTS........................................................    24

        Section 10.1.   Transactions with Affiliates..............................................    24
        Section 10.2.   Consolidated Net Worth....................................................    24
        Section 10.3.   Consolidated Debt Coverage................................................    24
        Section 10.4.   Fixed Charge Coverage.....................................................    24
        Section 10.5.   Priority Debt.............................................................    24
        Section 10.6.   Liens.....................................................................    25

        Section 10.7.   Merger, Consolidation, Etc................................................    27
        Section 10.8.   Sale of Assets............................................................    28
        Section 10.9.   Subsidiary Indebtedness...................................................    29
        Section 10.10.  Nature of Business........................................................    29
        Section 10.11.  Terrorism Sanctions Regulations...........................................    30

SECTION 11.             EVENTS OF DEFAULT.........................................................    30

SECTION 12.             REMEDIES ON DEFAULT, ETC..................................................    32

        Section 12.1.   Acceleration..............................................................    32
        Section 12.2.   Other Remedies............................................................    33
        Section 12.3.   Rescission................................................................    33
        Section 12.4.   No Waivers or Election of Remedies, Expenses, Etc.........................    33

SECTION 13.             REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.............................    33

        Section 13.1.   Registration of Notes.....................................................    33
        Section 13.2.   Transfer and Exchange of Notes............................................    34
        Section 13.3.   Replacement of Notes......................................................    34

SECTION 14.             PAYMENTS ON NOTES.........................................................    35

        Section 14.1.   Place of Payment..........................................................    35
        Section 14.2.   Home Office Payment.......................................................    35

SECTION 15.             EXPENSES, ETC.............................................................    35

        Section 15.1.   Transaction Expenses......................................................    35
        Section 15.2.   Survival..................................................................    36

SECTION 16.             SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..............    36

SECTION 17.             AMENDMENT AND WAIVER......................................................    36

        Section 17.1.   Requirements..............................................................    36
        Section 17.2.   Solicitation of Holders of Notes..........................................    37
        Section 17.3.   Binding Effect, etc.......................................................    37
        Section 17.4.   Notes Held by Company, Etc................................................    37

SECTION 18.             NOTICES...................................................................    38

SECTION 19.             REPRODUCTION OF DOCUMENTS.................................................    38

SECTION 20.             CONFIDENTIAL INFORMATION..................................................    38

SECTION 21.             SUBSTITUTION OF PURCHASER.................................................    40

SECTION 22.             MISCELLANEOUS.............................................................    40

        Section 22.1.   Successors and Assigns....................................................    40
        Section 22.2.   Payments Due on Non-Business Days.........................................    40
        Section 22.3.   Accounting Terms..........................................................    40
        Section 22.4.   Severability..............................................................    41
        Section 22.5.   Construction, Etc.........................................................    41
        Section 22.6.   Counterparts..............................................................    41
        Section 22.7.   Governing Law.............................................................    41
        Section 22.8.   Jurisdiction and Process; Waiver of Jury Trial............................    41

Signature.........................................................................................    43

SCHEDULE A         --    INFORMATION RELATING TO PURCHASERS

SCHEDULE B         --    DEFINED TERMS

SCHEDULE 4.9       --    Changes in Corporate Structure

SCHEDULE 5.3       --    Disclosure Materials

SCHEDULE 5.4       --    Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5       --    Financial Statements

SCHEDULE 5.15      --    Existing Indebtedness

EXHIBIT 1          --    Form of 6.89% Senior Guaranteed Note due May 25, 2014

EXHIBIT 4.4(a)     --    Form of Opinion of Special Counsel for the Obligors

EXHIBIT 4.4(b)     --    Form of Opinion of Special Counsel for the Purchasers

EXHIBIT 4.13       --    Form of Subsidiary Guarantee Agreement

EXHIBIT 4.14       --    Form of Intercreditor Agreement

                                TALX CORPORATION
                               11432 LACKLAND ROAD
                               ST. LOUIS, MO 63146

           $75,000,000 6.89% Senior Guaranteed Notes due May 25, 2014

                                                              As of May 25, 2006

TO EACH OF THE PURCHASERS LISTED IN
      SCHEDULE A HERETO:

Ladies and Gentlemen:

      TALX Corporation, a Missouri corporation (the "Company") agrees with each of the purchasers whose names appear at the end hereof (each, a "Purchaser" and, collectively, the "Purchasers") as follows:

SECTION 1. AUTHORIZATION OF NOTES.

      The Company will authorize the issue and sale of $75,000,000 aggregate principal amount of its 6.89% Senior Guaranteed Notes due May 25, 2014 (the "Notes," such term to include any such notes issued in substitution therefor pursuant to Section 13). The Notes shall be substantially in the form set out in
Exhibit 1. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES.

      Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers' obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

      Payment of the principal of or Make-Whole Amount if any and interest on the Notes and the other amounts owing hereunder and under the other Financing Agreements shall be unconditionally guaranteed, jointly and severally, by the Subsidiary Guarantors pursuant to the Subsidiary Guarantee Agreement.

TALX Corporation                                         Note Purchase Agreement

SECTION 3. CLOSING.

            The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., Chicago time, at a closing (the "Closing") on May 25, 2006 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 5800404260 at LaSalle Bank National Association, ABA number 071000505. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

            Each Purchaser's obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

      Section 4.1. Representations and Warranties. The representations and warranties of the Obligors in the Financing Agreements to which they are a party shall be correct when made and at the time of the Closing.

      Section 4.2. Performance; No Default. The Obligors shall have performed and complied with all agreements and conditions contained in this Agreement and the other Financing Agreements to which they are a party required to be performed or complied with by each of them prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither any Obligor nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

      Section 4.3. Compliance Certificates.

            (a) Officer's Certificate. Each Obligor shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

            (b) Secretary's Certificate. Each Obligor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the

TALX Corporation                                         Note Purchase Agreement

resolutions attached thereto and other limited liability company or corporate proceedings relating to the authorization, execution and delivery of the Financing Agreements to which it is a party.

      Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Bryan Cave LLP, special counsel for the Obligors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Obligors hereby instruct such counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

      Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of the Closing the Purchaser's purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

      Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser, and each other Purchaser shall purchase, the Notes to be purchased by it at the Closing as specified in Schedule A.

      Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

      Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

      Section 4.9. Changes in Limited Liability Company or Corporate Structure. Except as specified in Schedule 4.9, no Obligor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

TALX Corporation                                         Note Purchase Agreement

      Section 4.10. Funding Instructions. At least three Business Days prior to the date of such Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank's ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

      Section 4.11. Proceedings and Documents. All limited liability company or corporate and other proceedings in connection with the transactions contemplated by the Financing Agreements and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

      Section 4.12. Bank Credit Agreement. The Company shall have delivered evidence reasonably satisfactory to each of the Purchasers that all security interests in the property of the Obligors securing the Bank Credit Agreement shall have been released and, after giving effect to the application of the proceeds of the Notes, the availability under the Bank Credit Agreement shall have been reduced to $150,000,000 or less.

      Section 4.13. Subsidiary Guarantee Agreement. Each Subsidiary Guarantor shall have executed and delivered (and each Purchaser shall have received an original copy thereof) a Subsidiary Guarantee Agreement, and the Subsidiary Guarantee Agreement shall be in full force and effect.

      Section 4.14. Intercreditor Agreement. The Intercreditor Agreement shall have been executed and delivered by each of the parties thereto.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each Purchaser that:

      Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Agreements to which it is a party, and to perform the provisions thereof.

      Section 5.2. Authorization, Etc. The Financing Agreements to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement, and upon execution and delivery thereof each Note and other Financing Agreement to which the Company is a party, will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such

TALX Corporation                                         Note Purchase Agreement

enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 5.3. Disclosure. The Company, through its agent, LaSalle Debt Capital Markets has delivered to each Purchaser a copy of a Private Placement Memorandum, dated April, 2006 (including the documents incorporated by reference therein, the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule 5.3 by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, in each case, delivered to the Purchasers prior to May 8, 2006 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements being referred to, collectively, as the "Disclosure Documents"), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in Schedule
5.3 and the Disclosure Documents, since March 31, 2005, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

      Section 5.4. Organization and Ownership of Shares of Subsidiaries. (a)
Schedule 5.4 contains (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary will on the date of the Closing be a Subsidiary Guarantor.

            (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

            (c) Each Subsidiary identified in Schedule 5.4 is a limited liability company, corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited liability company, corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the limited liability company, corporate or other power and authority to own or hold under lease the properties it

TALX Corporation                                         Note Purchase Agreement

purports to own or hold under lease and to transact the business it transacts and proposes to transact.

            (d) No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than the Financing Agreements and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

      Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries, as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the absence of footnotes). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

      Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of the Financing Agreements to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, Material lease, limited liability company or corporate charter or operating agreement or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

      Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of the Financing Agreements to which it is a party (other than the filing of a form 8-K with the SEC disclosing the Company's entry into this Agreement).

      Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.
(a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any

TALX Corporation                                         Note Purchase Agreement

Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or any of its Subsidiaries, as the case may be, has established adequate reserves in accordance with GAAP. The Company does not know of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate in all Material respects. The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended March 31, 2001.

      Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by the Financing Agreements. All Material leases are valid and subsisting and are in full force and effect in all material respects.

      Section 5.11. Licenses, Permits, Etc. (a) Except as set forth in Schedule 5.11, the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

            (b) To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

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TALX Corporation                                         Note Purchase Agreement

            (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

      Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

            (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $1,000,000 in the case of any single Plan and by more than $1,000,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

            (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

            (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

            (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this
Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser's representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

      Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or the Subsidiary Guarantee Agreement or any similar

TALX Corporation                                         Note Purchase Agreement

securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than twenty-six (26) other Institutional Investors, each of which has been offered the Notes and the Subsidiary Guarantee Agreement at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes and the Subsidiary Guarantee Agreement to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

      Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to repay amounts outstanding under the Bank Credit Agreement and for other general corporate purposes of the Company and its Subsidiaries. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock in violation of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1.0% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5.0% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

      Section 5.15. Existing Indebtedness; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date of Closing (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

           (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6.

           (c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes

TALX Corporation                                         Note Purchase Agreement

restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15.

      Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Notes by the Company hereunder nor the guaranty of the obligations of the Company thereunder by the Subsidiary Guarantors under the Subsidiary Guarantee Agreement nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

            (b) Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

            (c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

      Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

      Section 5.18. Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

            (b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

            (c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

TALX Corporation                                         Note Purchase Agreement

            (d) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

      Section 5.19. Pari Passu Ranking. The Company's obligations under the Financing Agreements will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all of its other outstanding unsecured Senior Indebtedness (including, without limitation, the Bank Credit Agreement). Each Subsidiary Guarantor's obligations under the Subsidiary Guaranty Agreement will, upon issuance of the Notes and the Subsidiary Guarantee Agreement, rank at least pari passu, without preference or priority, with all of its other outstanding unsecured Senior Indebtedness (including, without limitation, any obligation under or relating to the Bank Credit Agreement). Each Person (other than the Company) which is a borrower, guarantor or other obligor under or pursuant to the Bank Credit Agreement is a Subsidiary Guarantor under this Agreement.

SECTION 6. REPRESENTATIONS OF THE PURCHASER.

      Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or their property shall at all times be within such Purchaser's or their control. Each Purchaser understands that the Notes and the Subsidiary Guarantee Agreement have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Obligors are not required to register the Notes or the Subsidiary Guarantee Agreement. Each Purchaser severally represents that it
(i) is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and (ii) has had the opportunity to ask questions of the Obligors and has received answers regarding the Company and its Subsidiaries and the transactions contemplated hereby.

      Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

            (a) the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of

TALX Corporation                                         Note Purchase Agreement

      separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

            (b) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

            (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

            (e) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

            (f) the Source is a governmental plan; or

TALX Corporation                                         Note Purchase Agreement

            (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

            (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan," "governmental plan," and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

      Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

            (a) Quarterly Statements -- within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company's Quarterly Report on Form 10-Q (the "Form 10-Q") with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                  (i) a consolidated balance sheet of the Company and its
            Subsidiaries as at the end of such quarter, and

                  (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company's Form 10 Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this
      Section 7.1(a), and provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on "EDGAR" and on its home page on the worldwide web (at the date of this Agreement located at: http//www.talx.com) and shall have given or caused to be given each Purchaser notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as "Electronic Delivery"), in which event, the Company shall separately deliver,

TALX Corporation                                         Note Purchase Agreement

      concurrently with such Electronic Delivery, the certificate of the Senior Financial Officer.

            (b) Annual Statements -- within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company's Annual Report on Form 10-K (the "Form 10-K") with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of

                  (i) a consolidated balance sheet of the Company and its
            Subsidiaries as at the end of such year, and

                  (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries for such year,

      setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided that the delivery within the time period specified above of the Company's Form 10 K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements thereof and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b) and provided, further, that the Company shall be deemed to have made delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

            (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective other than registration statements on Form S-8 (without exhibits except as expressly requested by such holder), and each prospectus (other than one relating solely to employee benefit plans) and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material, provided, that the Company shall be deemed to have made such delivery (including with respect to any exhibits thereto) if it shall have timely made Electronic Delivery thereof;

TALX Corporation                                         Note Purchase Agreement

            (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (ii) the taking by the PBGC of steps to institute, or the
            threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multi-employer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

            (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any written notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to (i) non-compliance or alleged non-compliance with any order, ruling, statute or other law or regulation or (ii) any order, ruling, statute or other law or regulation outside of the ordinary course of business that, in either case, could reasonably be expected to have a Material Adverse Effect; and

            (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of any

TALX Corporation                                         Note Purchase Agreement

            Obligor to perform its obligations under the Financing Agreements to which it is a party as from time to time may be reasonably requested by any such holder of Notes.

      Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate substantially concurrent delivery of such certificate to each holder of Notes):

                  (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through Section 10.9, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) Event of Default -- a statement that such Senior Financial
            Officer has reviewed (or caused a Responsible Officer to review) the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

      Section 7.3. Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) No Default -- if no Default or Event of Default then
            exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs,

TALX Corporation                                         Note Purchase Agreement

            finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

      Section 7.4. Limitation on Disclosure Obligation. The Company shall not be required to disclose the following information pursuant to Section 7.1(c), 7.1(g) or 7.3:

                  (a) information that the Company determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 20, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or

                  (b) information that, notwithstanding the confidentiality
            requirements of Section 20, the Company is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Company and not entered into in contemplation of this clause (b), provided that the Company shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the Company has received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Company will provide such holder with a written opinion of counsel (which may be addressed to the Company) relied upon as to any requested information that the Company is prohibited from disclosing to such holder under circumstances described in this Section 7.4.

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.

      Section 8.1. Required Prepayments. On May 25, 2010 and on each May 25 thereafter to and including May 25, 2013 the Company will prepay $15,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2,
8.3 or 8.8, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment. The entire remaining unpaid principal amount of the outstanding Notes will be due and payable on May 25, 2014.

      Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued on the principal amount so prepaid to the date of such prepayment and the Make-Whole Amount determined for the prepayment date with respect to such principal

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TALX Corporation                                         Note Purchase Agreement

amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

      Section 8.3. Prepayment of Notes Upon Change of Control.

            (a) Condition to Company Action. Within fifteen (15) Business Days of a Responsible Officer obtaining knowledge of the occurrence of a Change of Control, the Company shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (b) of this Section 8.3, accompanied by the certificate described in subparagraph (e) of this Section 8.3.

            (b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on the date specified in such offer (the "Proposed Prepayment Date") that is not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day which is at least 45 days after the date of such offer).

            (c) Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company at least 15 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3, or to accept an offer as to all of the Notes held by such holder, within such time period shall be deemed to constitute a rejection of such offer by such holder.

            (d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, and shall not require the payment of any Make-Whole Amount. The prepayment shall be made on the Proposed Prepayment Date.

            (e) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
Section 8.3; (iii) the principal amount of each Note offered to be

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TALX Corporation                                         Note Purchase Agreement

prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section
8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change of Control.

      Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

      Section 8.5. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

      Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

      Section 8.7. Make-Whole Amount.

            "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

            "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

            "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

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TALX Corporation                                         Note Purchase Agreement

            "Reinvestment Yield" means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" (or such other display as may replace Page PX1 on Bloomberg Financial Markets ("Bloomberg")) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release
H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

            "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon including, without limitation, pursuant to Section 9.10, that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

            "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

      Section 8.8. Prepayment in Connection with Sales of Assets. If the Company chooses to make an offer to prepay the Notes pursuant to Section 10.8, the Company will give written notice

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TALX Corporation                                         Note Purchase Agreement

thereof to the holders of all outstanding Notes, which notice shall (i) refer specifically to this Section 8.8 and describe in reasonable detail the Disposition giving rise to such offer to prepay the Notes, (ii) specify the principal amount of each Note being offered to be prepaid, without any requirement to pay any Make-Whole Amount, which amount shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts not theretofore called for prepayment, (iii) specify a date not less than 30 days and not more than 60 days after the date of such notice (the "Disposition Prepayment Date") and specify the Disposition Response Date (as defined below), and (iv) offer to prepay on the Disposition Prepayment Date the amount specified in (ii) above with respect to each Note together with interest accrued thereon to the Disposition Prepayment Date. Each holder of a Note shall notify the Company of such holder's acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company (provided, however, that any holder who fails to so notify the Company shall be deemed to have rejected such offer) on a date at least 10 days prior to the Disposition Prepayment Date (such date 10 days prior to the Disposition Prepayment Date being the "Disposition Response Date"), provided, that if any holder of Notes declines such offer, the proceeds that would have been paid to such holder shall be offered pro rata to the other holders of the Notes that have accepted the offer. The Company shall prepay on the Disposition Prepayment Date the amount specified in (ii) above with respect to each Note held by the holders who have accepted such offer in accordance with this Section 8.8.

SECTION 9. AFFIRMATIVE COVENANTS.

            The Company covenants that so long as any of the Notes are outstanding:

      Section 9.1. Compliance with Law. Without limiting Section 10.9, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

      Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so

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TALX Corporation                                         Note Purchase Agreement

that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if the Company or such Subsidiary has concluded that such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, charges and levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need file any such return or pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the non-filing of all such returns or the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

      Section 9.5. Limited Liability Company and Corporate Existence, Etc. Subject to Sections 10.7 and 10.8, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.7 and 10.8, the Company will at all times preserve and keep in full force and effect the limited liability company, corporate or other applicable existence of each of its Subsidiaries (unless merged or consolidated into or with, or substantially all of its assets are transferred to, the Company or a Wholly Owned Subsidiary) and all rights and franchises of the Company and its Wholly-Owned Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such limited liability company, corporate or other applicable existence, right or franchise could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

      Section 9.6. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

      Section 9.7. Additional Subsidiary Guarantors. The Company hereby covenants and agrees that, if any Subsidiary which is not a Subsidiary Guarantor
(i) guarantees the Company's obligations under the Bank Credit Agreement, (ii) directly or indirectly becomes an obligor under the Bank Credit Agreement or
(iii) directly or indirectly guarantees any Indebtedness or other obligations of the Company, it will cause such Subsidiary to, concurrently therewith, (a) enter into a joinder agreement substantially in the form of Annex I to the Subsidiary Guarantee Agreement or otherwise deliver another Subsidiary Guarantee Agreement reasonably

TALX Corporation                                         Note Purchase Agreement

acceptable to the Required Holders, in each case, for the benefit of the holders of the Notes, (b) deliver a favorable legal opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, as to the good standing, due authorization, execution, delivery, validity and enforceability thereof, and that the Subsidiary Guarantee Agreement does not violate or conflict with any law, agreement or governing document relating to such Subsidiary and such other opinions as are reasonably requested by the Required Holders and their counsel and (c) deliver appropriate limited liability company or corporate resolutions and other limited liability company or corporate documentation in form and substance reasonably satisfactory to the Required Holders and their counsel.

      Section 9.8. Release of Subsidiary Guarantors. If any Subsidiary is released as a borrower, guarantor or other obligor under the Bank Credit Agreement (and is not then designated as a borrower, guarantor or other obligor under any other credit facility of the Company or any Subsidiary), such Subsidiary shall be deemed released as a Subsidiary Guarantor concurrently with the Company providing you with an Officer's Certificate. Such Officer's Certificate shall be accompanied by evidence of such release under the Credit Agreement and shall certify that (i) at the time of such release and immediately after giving effect thereto, no Default or Event of Default existed or shall exist hereunder (ii) such Subsidiary then being released is not then a borrower or obligor under any other credit facility, and (iii) other than the payment of reasonable legal fees, no consideration was granted to any agent or lender under the Bank Credit Agreement, directly or indirectly in connection with such release including, but not limited to, any payment of any fees, any increase in pricing, any additional Guaranty, any participation in other transactions or any other credit enhancement or other benefit.

      Section 9.9. Pari Passu Ranking. The Company's obligations under the Financing Agreements will, at all times, rank at least pari passu, without preference or priority, with all of its other outstanding unsecured Senior Indebtedness (including, without limitation, the Bank Credit Agreement). Each Subsidiary Guarantor's obligations under the Subsidiary Guaranty Agreement will, at all times, rank at least pari passu, without preference or priority, with all of its other outstanding unsecured Senior Indebtedness (including, without limitation, any obligation under or relating to the Bank Credit Agreement).

      Section 9.10. Additional Interest. If the Company fails to make an Equity Issuance resulting in the Company receiving new net cash proceeds in an amount not less than $75,000,000 on or before September 30, 2006, then in addition to all other interest accruing on the Notes (including, without limitation, the Default Rate), additional interest in the amount of 0.45% per annum shall accrue on the Notes commencing on September 30, 2006 and continuing through maturity and payment in full of the Notes (and the Company will pay such additional interest concurrently with all other interest becoming due and payable on the Notes), provided that if the Company makes an Equity Issuance resulting in the Company receiving new net cash proceeds in an amount not less than $75,000,000 at any time after September 30, 2006 but prior to September 30, 2007, then on and after the first day of the next fiscal quarter beginning after the date of such Equity Issuance, such additional interest shall cease to accrue and shall no longer be payable on the Notes.

TALX Corporation                                         Note Purchase Agreement

SECTION 10. NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

      Section 10.1. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

      Section 10.2. Consolidated Net Worth. The Company will not, as of the end of any fiscal quarter, permit Consolidated Net Worth to be less than the sum of
(a) $150,000,000, plus (b) an aggregate amount equal to 25% of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter beginning with the fiscal quarter ending June 30, 2006 plus (c) an aggregate amount equal to 50% of the net proceeds of all Equity Issuances after the date of Closing.

      Section 10.3. Consolidated Debt Coverage. The Company will not, as of the end of each fiscal quarter, permit the ratio of Consolidated Debt outstanding on such date to Consolidated Operating Cash Flow for the immediately preceding four quarter period, taken as a single accounting period ending on the date of calculation, to exceed (i) 3.00 to 1.00 as of the end of any fiscal quarter prior to December 31, 2006 and (ii) 2.75 to 1.00 at the end of any fiscal quarter thereafter. If, during the period for which Consolidated Operating Cash Flow is being calculated, the Company or a Subsidiary has (i) acquired one or more Persons (or the assets thereof) or (ii) disposed of one or more Subsidiaries (or substantially all of the assets thereof), Consolidated Operating Cash Flow shall be calculated on a pro forma basis as if all of such acquisitions and all such dispositions had occurred on the first day of such period.

      Section 10.4. Fixed Charge Coverage. The Company will not permit, as at the end of each fiscal quarter, the ratio of Consolidated Income Available for Fixed Charges to Consolidated Fixed Charges, in each case for the immediately preceding four quarter period, taken as a single accounting period ending on the date of calculation, to be less than 1.75 to 1.00. If, during the period for which the ratio of Consolidated Income Available for Fixed Charges to Consolidated Fix Charges is being calculated, the Company or a Subsidiary has
(i) acquired one or more Persons (or the assets thereof) or (ii) disposed of one or more Subsidiaries (or substantially all of the assets thereof), Consolidated Income Available for Fixed Charges and Consolidated Fixed Charges shall be calculated on a pro forma basis as if all of such acquisitions and all such dispositions had occurred on the first day of such period.

      Section 10.5. Priority Debt. The Company will not, at any time, permit Priority Debt to exceed 15% of Consolidated Net Worth determined as of the end of the most recently ended fiscal quarter.

TALX Corporation                                         Note Purchase Agreement

      Section 10.6. Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

                  (a) Liens for taxes, assessments or other governmental charges or levies which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

                  (b) Liens existing on the date of this Agreement and securing the Indebtedness of the Company and its Subsidiaries referred to in
         Schedule 5.15;

                  (c) (i) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', lessors', carriers', operators', warehousemen's, mechanics', materialmen's and other similar Liens) and Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and (ii) Liens of commercial depositary institutions constituting a right of setoff against amounts on deposit with any such institution, provided, that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or its Subsidiaries;

                  (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

                  (e) leases or subleases granted to others, easements, rights-of-way, minor survey exceptions, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property or which relate only to assets that in the aggregate are not Material;

TALX Corporation                                         Note Purchase Agreement

                  (f) any Lien (i) created contemporaneously with its acquisition or within 365 days of the acquisition or construction or development thereof to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of the Closing or (ii) any Lien existing on property of a Person immediately prior to its being consolidated or amalgamated with or merged into the Company or any Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that

                           (A) any such Lien shall extend solely to the item or
                  items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon), and

                           (B) the principal amount of the Indebtedness secured
                  by any such Lien shall at no time exceed an amount equal to the lesser of (1) the cost to the Company or such Subsidiary of the property (or improvement thereon) so acquired or constructed and (2) the fair market value (as determined in good faith by one or more of the officers of the Company to whom authority to enter into such transaction has been delegated by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction;

                  (g) any Lien renewing, extending or refunding any Lien permitted by paragraphs (b) or (f) of this Section 10.6, provided that
         (i) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist;

                  (h) Liens securing obligations of a Subsidiary to the Company or to another Subsidiary; and

                  (i) if and so long as no Default or Event of Default exists hereunder, including, without limitation, under Section 10.5, Liens on assets securing Indebtedness of the Company or any Subsidiary in addition to those described in clauses (a) through (h) above.

         For the purposes of this Section 10.6, any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Indebtedness

TALX Corporation                                         Note Purchase Agreement

secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

      Section 10.7. Merger, Consolidation, Etc. The Company will not, and will not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person (except that any Subsidiary may (A) merge with or into, or convey, transfer or lease all or substantially all of its assets to, the Company or a Wholly-Owned Subsidiary if (1) in any such merger or consolidation involving the Company, the Company is the survivor and (2) immediately after giving effect to any such merger, consolidation or conveyance, transfer or lease, no Default or Event of Default would exist, including, without limitation, pursuant to Sections 10.3 and 10.4, treating such transaction, for determining compliance with Sections 10.3 and 10.4, as having been consummated as of the last day of the immediately preceding fiscal quarter or (B) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.8) unless:

               (a) in the case of the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such surviving corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Financing Agreements to which the Company is a party, (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (iii) each other Obligor shall have executed and delivered an acknowledgement that the Financing Agreements to which they are a party continue in full force and effect; and

               (b) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and the Company would have been in compliance with Sections 10.3 and 10.4 as of the end of the most recent fiscal quarter treating such transaction as having been consummated as of the last day of the immediately preceding fiscal quarter.

No such conveyance, transfer or lease of all or substantially all of the assets of the Company or such Subsidiary shall have the effect of releasing the Company or such Subsidiary or any successor limited liability company or corporation that shall theretofore have become such in the manner prescribed in this Section
10.7 from its liability under the Financing Agreements to which it is a party.

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TALX Corporation                                         Note Purchase Agreement

      Section 10.8. Sale of Assets. Except as permitted by Section 10.7, the Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of, including by way of merger (collectively, a "Disposition"), any assets, including capital stock of Subsidiaries, in one or a series of transactions, to any Person, other than:

               (a) Dispositions in the ordinary course of business;

               (b) Dispositions by a Subsidiary to the Company or a Wholly Owned Subsidiary; or

               (c) Dispositions not otherwise permitted by clause (a) or (b) of this Section 10.8, provided that (i) the aggregate net book value of all assets so disposed of in any twelve-month period pursuant to this
         Section 10.8(c) does not exceed 10% of Consolidated Total Assets as of the last day of the most recently ended fiscal quarter, (ii) the aggregate net book value of all assets so disposed of on or after the date of Closing would not exceed 25% of Consolidated Total Assets as of the last day of the most recently ended fiscal quarter and (iii) after giving effect to such transaction, no Default or Event of Default shall exist.

Notwithstanding the foregoing, the Company may, or may permit a Subsidiary to, make a Disposition and the assets subject to such Disposition shall not be subject to or included in the foregoing limitation and computation contained in clause (c) of the preceding sentence:

               (A) to the extent the net proceeds from such Disposition are reinvested in productive assets to be used in the existing business of the Company or a Subsidiary within 365 days of such Disposition; or

               (B) if such assets are leased back by the Company or any Subsidiary, as lessee, within 365 days of the original acquisition or construction thereof by the Company or such Subsidiary; or

               (C) to the extent the net proceeds from such Disposition are applied to the payment or prepayment of the Notes or any other outstanding Indebtedness of the Company or any Subsidiary ranking pari passu with or senior to the Notes (other than Indebtedness in respect of any revolving credit or similar credit facility providing the Company or any Subsidiary with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Indebtedness the available credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of Indebtedness), provided that in connection with any such Disposition and payment of Indebtedness, the Company shall have offered to prepay at least the Ratable Portion in respect of each outstanding Note in accordance with
         Section 8.8 and shall have prepaid each holder of each such Note that shall have accepted such offer of prepayment in accordance with said
         Section 8.8 in a principal amount which at least equals the Ratable Portion for such Note. The Notes and such other outstanding Indebtedness shall be herein referred to as "Senior Disposition Indebtedness."

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TALX Corporation                                         Note Purchase Agreement

For purposes of foregoing clause (C), in the event that the Company shall choose to offer to prepay the Notes, such offer shall be made in accordance with
Section 8.8 hereof.

      Section 10.9. Subsidiary Indebtedness. In addition to and not in limitation of any other applicable restrictions herein, including Sections 10.3 and 10.5, the Company will not, at any time, permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than:

               (a) Indebtedness of a Subsidiary outstanding on the date of Closing and identified on Schedule 5.15 provided that such Indebtedness shall not be extended, renewed, refinanced or refunded except as otherwise provided herein;

               (b) Indebtedness of a Subsidiary owed to the Company or a Wholly-Owned Subsidiary;

               (c) Indebtedness of a Subsidiary outstanding at the time such Subsidiary becomes a Subsidiary, provided that (i) such Indebtedness shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary and (ii) immediately after such Subsidiary becomes a Subsidiary, no Default or Event of Default shall exist, and provided, further, that such Indebtedness shall not be extended, renewed, refinanced or refunded except as otherwise provided herein;

               (d) Indebtedness under the Bank Credit Agreement of any Subsidiary Guarantor which as of the date of any determination thereof is party to a Subsidiary Guarantee Agreement so long as the Intercreditor Agreement continues to be in full force and effect and such Subsidiary is a party to the Intercreditor Agreement or has executed a joinder agreement pursuant to which such Subsidiary agrees to be bound by the provisions of such Intercreditor Agreement; and

               (e) Indebtedness of a Subsidiary in addition to that otherwise permitted by the foregoing provisions, provided that on the date such Subsidiary incurs or otherwise becomes liable with respect to any such Indebtedness, and immediately after giving effect to the incurrence thereof, no Default or Event of Default exists hereunder including, without limitation, under Section 10.5.

For the purpose of this Section 10.9, any Person becoming a Subsidiary after the date of the Closing shall be deemed, at the time it becomes such a Subsidiary, to have incurred all of its then outstanding Indebtedness.

      Section 10.10. Nature of Business. Except for acquisitions in the business services industry, the Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

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

TALX Corporation                                         Note Purchase Agreement

      Section 10.11. Terrorism Sanctions Regulations. The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

SECTION 11. EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

               (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

               (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

               (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.2 through 10.9; or

               (d) (i) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)), or (ii) any Obligor defaults in the performance of or compliance with any term contained in the Financing Agreements (other than this Agreement), and in each case, such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) any Obligor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this Section 11(d)); or

               (e) any representation or warranty made in writing by or on behalf of any Obligor or by any officer of any Obligor in any Financing Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

               (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or

TALX Corporation                                         Note Purchase Agreement

         continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000 or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

               (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
         (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes limited liability company or corporate action for the purpose of any of the foregoing; or

               (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

               (i) a final judgment or judgments for the payment of money aggregating in excess of an amount equal to 5% of Consolidated Net Worth as of the most recently ended fiscal quarter (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

               (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance

TALX Corporation                                         Note Purchase Agreement

         with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

               (k) any Subsidiary Guarantee Agreement shall at any time after its execution and delivery for any reason cease to be in full force and effect (other than in accordance with Section 9.8), or shall be declared null and void, or the enforceability thereof shall be contested by any Obligor thereunder.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

      Section 12.1. Acceleration. (a) If an Event of Default with respect to any Obligor described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         (c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the

TALX Corporation                                         Note Purchase Agreement

provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

      Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in any Note or in any other Financing Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

      Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of more than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

      Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Note or any other Financing Agreement upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

      Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for

TALX Corporation                                         Note Purchase Agreement

registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

      Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

      Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, a certificate from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

               (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

               (b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated
Note if no interest shall have been paid thereon.

TALX Corporation                                         Note Purchase Agreement

      Section 13.4. Legend. Each Note issued on the date of the Closing and each
Note issued pursuant to this Section 13 shall bear a legend substantially as follows (until such time as the Obligors shall reasonably agree that such legend is no longer necessary or advisable):

         "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SAID ACT OR SUCH OTHER LAWS."

SECTION 14. PAYMENTS ON NOTES.

      Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of LaSalle Bank National Association, in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

      Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in
Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

      Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any Financing Agreement (whether or not such amendment, waiver or consent

TALX Corporation                                         Note Purchase Agreement

becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Financing Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Financing Agreements, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by the Financing Agreements and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses shall not exceed $3,000. The Obligors shall only be liable under this
Section 15.1 for the reasonable attorneys' fees of a single special counsel and, if reasonably required, a single local counsel in each jurisdiction where any Obligor or other Subsidiary conducts business, in each case acting on behalf of the holders of the Notes as a group, unless, in the reasonable judgment of any holder of Notes a conflict exists between such holder of Notes and any other holder of Notes, in which event the Obligors shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels as shall be necessary to eliminate such conflict. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

      Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Financing Agreement, and the termination of any Financing Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and the other Financing Agreements, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to any Financing Agreement shall be deemed representations and warranties of such Obligor under such Financing Agreement. Subject to the preceding sentence, this Agreement, the Notes and the other Financing Agreements embody the entire agreement and understanding between each Purchaser and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

      Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser

TALX Corporation                                         Note Purchase Agreement

unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or
(iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

      Section 17.2. Solicitation of Holders of Notes.

         (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

      Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Obligors and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any other Financing Agreement, or have directed the taking of any action provided herein, in the Notes or any other Financing Agreement to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then

TALX Corporation                                         Note Purchase Agreement

outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Executive Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with

TALX Corporation                                         Note Purchase Agreement

the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or such Subsidiary or by any Person known by you to be acting in breach of any duty of confidentiality owed to the Company or such Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser provided you advise such authority of the confidential nature of such information, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio provided you advise such authority of the confidential nature of such information, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate provided you advise such Person of the confidential nature of such information, (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes, this Agreement and the other Financing Agreements. If you or any other receiving party becomes legally required to disclose any confidential information by order, request or demand as provided in this paragraph or otherwise, you or the other receiving party shall provide the Company with prior prompt written notice of such disclosure requirement, to the extent permitted by applicable law, so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with respect to that disclosure and shall cooperate in connection with such effort. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company

TALX Corporation                                         Note Purchase Agreement

embodying the provisions of this Section 20. You agree that for purposes of Regulation FD of the SEC, the provisions of Section 20 shall constitute a confidentiality agreement within the meaning of Rule 100(b)(2) of Regulation FD.

SECTION 21. SUBSTITUTION OF PURCHASER.

         Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section
6. Such substituted purchaser shall provide to the Company in such notice of transfer information reasonably requested by the Company in order to facilitate delivery of notices to such substituted purchaser, including wire transfer information similar to the information provided by you in Schedule A. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a "Purchaser" in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

      Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement and in the other Financing Agreements by or on behalf of any of the parties hereto or thereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

      Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement, the Notes or in any other Financing Agreement to the contrary notwithstanding (but without limiting the requirement in Section 8.5 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

      Section 22.3. Accounting Terms. All accounting terms used herein or in any other Financing Agreement which are not expressly defined in this Agreement or such other Financing Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement or

TALX Corporation                                         Note Purchase Agreement

in any other Financing Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.

      Section 22.4. Severability. Any provision of this Agreement or any other Financing Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 22.5. Construction, Etc. Each covenant contained herein and in any other Financing Agreement shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein and in such other Financing Agreement, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement and the other Financing Agreements shall be deemed to be a part hereof and thereof, as the case may be.

      Section 22.6. Counterparts. This Agreement and the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      Section 22.7. Governing Law. This Agreement and (except as otherwise expressly stated therein) the other Financing Agreements shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

      Section 22.8. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any Illinois State or federal court sitting in the City of Chicago, over any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any other Financing Agreement. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         (b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in
Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage

TALX Corporation                                         Note Purchase Agreement

prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

         (c) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         (d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

                                    * * * * *

TALX Corporation                                         Note Purchase Agreement

      If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

                                         Very truly yours,

                                         TALX CORPORATION

                                         By /s/ L. Keith Graves
                                            ------------------------------------
                                            Name:  L. Keith Graves
                                            Title: Chief Financial Officer

TALX Corporation                                         Note Purchase Agreement

This Agreement is hereby
accepted and agreed to as
of the date thereof.

                           PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

                                By: Prudential Investment Management, Inc., as investment manager

                                      By /s/  BL
                                         ------------------------------
                                         Name:  Brian E. Lemons
                                         Title:   Vice President

                           THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                           By   /s/  BL
                           --------------------------------------------
                                Name:  Brian E. Lemons
                                Title: Vice President

                           MTL INSURANCE COMPANY

                                By: Prudential Private Placement Investors, L.P. (as Investment Advisor)

                                By: Prudential Private Placement Investors, Inc. (as its General Partner)

                                      By /s/  BL
                                         ------------------------------
                                         Name:  Brian E. Lemons
                                         Title: Vice President

TALX Corporation                                         Note Purchase Agreement

This Agreement is hereby
accepted and agreed to as
of the date thereof.

                                      THE GUARDIAN LIFE INSURANCE COMPANY OF
                                      AMERICA

                                      By  /s/  Barry Scheinholtz
                                         ---------------------------------------
                                         Name:  Barry Scheinholtz
                                         Title: Private Placements Manager

TALX Corporation                                         Note Purchase Agreement

This Agreement is hereby
accepted and agreed to as
of the date thereof.

                               AMERICAN INVESTORS LIFE INSURANCE COMPANY

                                    By:   AmerUs Capital Management Group, Inc.,
                                          its authorized attorney-in-fact

                                       By  /s/  Roger D. Fors
                                           -------------------------------------
                                           Name:  Roger D. Fors
                                           Title: Vice President - Private
                                           Placements

                               AMERUS LIFE INSURANCE COMPANY

                                    By:  AmerUs Capital Management Group, Inc.,
                                         its authorized attorney-in-fact

                                       By  /s/  Roger D. Fors
                                           -------------------------------------
                                           Name:  Roger D. Fors
                                           Title: Vice President - Private
                                           Placements

                       INFORMATION RELATING TO PURCHASERS

                                   SCHEDULE A
                          (to Note Purchase Agreement)

                                  DEFINED TERMS

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 20% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 20% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

      "Anti-Terrorism Order" means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

      "Bank Credit Agreement" means that certain Third Amended and Restated Loan Agreement dated as of May 25, 2006 among the Company, certain banks and other financial institutions party thereto, and LaSalle Bank National Association, as Administrative Agent, as amended, restated, supplemented, modified, refinanced or replaced from time to time.

      "Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois are required or authorized to be closed and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in St. Louis, Missouri or Chicago, Illinois are required or authorized to be closed.

      "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

      "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the amount thereof that would appear as a liability on a balance sheet of such Person determined in accordance with GAAP.

      "Change of Control" means any of the following events or circumstances:

                                   SCHEDULE B
                          (to Note Purchase Agreement)

            (i) if any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company's voting stock, or

            (ii) the acquisition after the date of the Closing by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) of (i) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Company, through beneficial ownership of the capital stock of the Company or otherwise, or
      (ii) all or substantially all of the properties and assets of the Company.

      "Closing" is defined in Section 3.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      "Company" means TALX Corporation, a Missouri corporation, or any successor that becomes such in the manner prescribed in Section 10.7.

      "Confidential Information" is defined in Section 20.

      "Consolidated Debt" means at any time the aggregate Indebtedness of the Company and its Subsidiaries in each case determined on a consolidated basis in accordance with GAAP as of such time.

      "Consolidated Fixed Charges" means, with respect to any period, the sum of
(a) Consolidated Interest Expense, (b) Lease Rentals and (c) all mandatory or scheduled payments or prepayments of principal on any Indebtedness of the Company or any Subsidiary other than payments of principal with respect to revolving or swingline loans under the Bank Credit Agreement.

      "Consolidated Income Available for Fixed Charges" means, with respect to any period, Consolidated Net Income for such period plus (to the extent deducted to calculate Consolidated Net Income): (i) expense for taxes paid or accrued calculated on a consolidated basis; (ii) Consolidated Fixed Charges for such period; and (iii) the non-cash charges of any share-based compensation awards, to the extent such non-cash charges were expensed during such period in accordance with SFAS 123 or are required to be shown as an expense in any comparative financial statements for periods prior to the effective date of SFAS 123.

      "Consolidated Interest Expense" means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Company and its Subsidiaries calculated on a consolidated basis for such period.

      "Consolidated Net Income" means, with reference to any period, the net earnings (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, excluding, to the extent deducted to calculate Consolidated Net Income: (i) extraordinary gain and losses; and (ii) any equity interest of the Company on the unremitted earnings of any Person that is not a Subsidiary.

      "Consolidated Net Worth" means, at any time, the value of stockholders' equity of the Company and its Subsidiaries as of such time determined on a consolidated basis in accordance with GAAP, less Restricted Investments in excess of 20% of such stockholders' equity.

      "Consolidated Operating Cash Flow" means, with reference to any period, Consolidated Net Income for such period plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, and (v) the non-cash charges of any share-based compensation awards, to the extent such non-cash charges were expensed during such period in accordance with SFAS 123 or are required to be shown as an expense in any comparative financial statements for periods prior to the effective date of SFAS 123, in each case determined on a consolidated basis.

      "Consolidated Total Assets" means the total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

      "Default Rate" means that rate of interest per annum that is the greater of (i) 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.0% per annum over the rate of interest publicly announced by LaSalle Bank, National Association in Chicago, Illinois as its "base" or "prime" rate.

      "Disposition" is defined in Section 10.8.

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

      "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

      "Equity Issuance" shall mean any issuance of Equity Interests of the Company or any of its Subsidiaries, other than (i) any issuance of Equity Interests by a Subsidiary to the Company or another Subsidiary or (ii) any issuance of Equity Interests pursuant to any employee or director option program, benefit plan or compensation program.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with any Obligor under section 414 of the Code.

      "Event of Default" is defined in Section 11.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "Financing Agreements" means the Notes, this Agreement and any Subsidiary Guarantee Agreement.

      "Form 10-K" is defined in Section 7.1(b).

      "Form 10-Q" is defined in Section 7.1(a).

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

      "Governmental Authority" means

         (a) the government of

            (i) the United States of America or any State or other political subdivision thereof, or

            (ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

         (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

      "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

            (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

            (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

            (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

      "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

      "holder" means, with respect to any Note the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

      "Indebtedness" with respect to any Person means, at any time, without duplication,

            (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

            (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

            (c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

            (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

            (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Indebtedness of any Person shall not include any obligations of such Person under or with respect to Swap Contracts.

      "Institutional Investor" means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

      "Intercreditor Agreement" means the Intercreditor Agreement attached hereto as Exhibit 4.14 and executed by the parties thereto.

      "Lease Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), less any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, and less any related rental income from subleases, provided that, if at the date of determination, any such rental or other obligations (or portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (or such portion thereof) (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior Financial Officer of the Company on a reasonable basis and in good faith.

      "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or

Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

      "Make-Whole Amount" is defined in Section 8.7.

      "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

      "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of any Obligor to perform its obligations under the Financing Agreements to which it is a party, or (c) the validity or enforceability of any Financing Agreement.

      "Memorandum" is defined in Section 5.3.

      "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

      "NAIC" means the National Association of Insurance Commissioners or any successor thereto.

      "Notes" is defined in Section 1.

      "Obligors" means the Company and the Subsidiary Guarantors.

      "Officer's Certificate" means a certificate of a Senior Financial Officer of an Obligor or of any other officer of an Obligor whose responsibilities extend to the subject matter of such certificate.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

      "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

      "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

      "Preferred Stock" means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

      "Priority Debt" means the sum, without duplication, of (i) Indebtedness of the Company or any Subsidiary secured by Liens whether or not permitted pursuant to clauses (a) through (i) of Section 10.6; and (ii) all other Indebtedness of all Subsidiaries not otherwise permitted pursuant to clauses (a) through (d) of
Section 10.9.

      "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

      "PTE" means a Prohibited Transaction Exemption issued by the Department of Labor.

      "Purchaser" is defined in the first paragraph of this Agreement.

      "Qualified Institutional Buyer" means any Person who is a "qualified institutional buyer" within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

      "Ratable Portion" means, with respect to any Note and any prepayment pursuant to Section 8.8 with respect thereto, an amount equal to the product of
(a) the net proceeds of the Disposition in question being offered to the payment of Senior Disposition Indebtedness in connection with such Disposition multiplied by (b) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of all Senior Disposition Indebtedness with respect to which such offer of prepayment is made.

      "Related Fund" means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

      "Required Holders" means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

      "Responsible Officer" means any Senior Financial Officer and any other officer of the Company or another applicable Obligor, as the context requires, with responsibility for the administration of the relevant portion of this Agreement.

      "Restricted Investments" means all investments except: (i) property to be used in the ordinary course of business; (ii) assets arising from the sale of goods and services in the ordinary course of business; (iii) investments in one or more Subsidiaries or any Person that becomes a Subsidiary; (iv) investments existing at the date of closing and any future earnings in respect thereof; (v) investments in obligations, maturing within one year, issued by or guaranteed by the United States of America, or an agency thereof, or Canada, or any province thereof; (vi) investments in tax-exempt obligations of any U.S. state or municipality, maturing within one year, which are rated in one of the top two rating classifications by at least one national rating agency; (vii) investments in certificates of deposit, banker's acceptances or demand deposits maturing less than one year from the date of issuance thereof and issued by a commercial bank which at the time of the making of such investment is rated in one of the top two rating classifications by at least one national rating agency; (viii) investments in commercial paper, maturing within 270 days, rated in the highest rating classification by at least one national rating agency; (ix) investments in repurchase agreements; (x) treasury stock or treasury stock that is subsequently retired; (xi) investments in money market instrument programs that are classified as current assets in accordance with GAAP; or (xii) investments in demand deposit, checking accounts or other normal operating accounts of the Company and its Subsidiaries.

      "SEC" shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

      "Securities" or "Security" shall have the meaning specified in Section 2(1) of the Securities Act.

      "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or another applicable Obligor, as the context requires.

      "Senior Disposition Indebtedness" has the meaning set forth in Section
10.8 hereof.

      "Senior Indebtedness" means, with respect to any Person, all Indebtedness of such Person which is not expressed to be subordinate or junior in rank to any other Indebtedness of such Person.

      "Subsidiary" means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

      "Subsidiary Guarantee Agreement" means a subsidiary guarantee agreement substantially in the form of Exhibit 4.13 (and any and all supplements thereto) dated as of the date of the Closing and executed by each Subsidiary Guarantor and any other guarantee agreements in form and substance satisfactory to the Required Holders and their counsel guaranteeing the obligations of the Company hereunder and under the Notes, in each case as amended, restated, supplemented or otherwise modified from time to time.

      "Subsidiary Guarantor" means TALX UCM Services, Inc., a Missouri corporation, TALX FasTime Services, Inc., a Texas corporation, TALX Employer Services, LLC, a Missouri limited liability company, TBT Enterprises, Incorporated, a Maryland corporation, UI

Advantage, Inc., a Maryland corporation, Net Profit, Inc., a South Carolina corporation, TALX Tax Incentive Services, LLC, a Missouri limited liability company, Jon-Jay Associates, Inc., a Massachusetts corporation, TALX Tax Credits and Incentives, LLC, a Missouri limited liability company, Management Insight Incentives, LLC, a Missouri limited liability company, Unemployment Services, LLC, a Missouri limited liability company, and Performance Assessment Network, Inc., a Delaware corporation, together with any other Subsidiary who has executed and delivered a Joinder Agreement or a Subsidiary Guarantee Agreement pursuant to the provisions of Section 9.7.

      "SVO" means the Securities Valuation Office of the NAIC or any successor to such Office.

      "Swap Contract" means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

      "Synthetic Lease" means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

      "USA Patriot Act" means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                         CHANGES TO CORPORATE STRUCTURE

      On April 6, 2006, TALX Corporation acquired the stock of Performance Assessment Network, Inc.

                                  SCHEDULE 4.9
                          (to Note Purchase Agreement)

                              DISCLOSURE MATERIALS

      1. On April 6, 2006, TALX Corporation acquired the stock of Performance Assessment Network, Inc.

      2. Concurrently with the issuance of the Notes, TALX Corporation is entering into a $150.0 million Third Amended and Restated Loan Agreement with LaSalle Bank National Association and the other lenders party thereto.

      3. Current Report on Form 8-K filed on May 11, 2006 (dated May 10, 2006), including the exhibits attached thereto.

                                  SCHEDULE 5.3
                          (to Note Purchase Agreement)

                           SUBSIDIARIES OF THE COMPANY
                        AND OWNERSHIP OF SUBSIDIARY STOCK


                                         JURISDICTION OF                                              SUBSIDIARY
              NAME                          FORMATION                        OWNERSHIP                GUARANTOR
--------------------------------   ---------------------------   ----------------------------------   ----------
TALX FasTime Services, Inc.        a Texas corporation           100% common stock owned by Company       Yes

TALX UCM Services, Inc.            a Missouri corporation        100% common stock owned by Company       Yes

TALX Employer Services, LLC        a Missouri limited            100% membership interests owned by       Yes
                                   liability company             Company

TBT Enterprises, Incorporated      a Maryland corporation        100% common stock owned by Company       Yes

UI Advantage, Inc.                 a Maryland corporation        100% common stock owned by Company       Yes

Net Profit, Inc.                   a South Carolina              100% common stock owned by Company       Yes
                                   corporation

TALX Tax Incentive Services, LLC   a Missouri limited            100% membership interests owned by       Yes
                                   liability company             Company

Jon-Jay Associates, Inc.           a Massachusetts               100% common stock owned by TALX          Yes
                                   corporation                   UCM Services, Inc.

Unemployment Services, LLC         a Missouri limited            100% membership interests owned by       Yes
                                   liability company             TALX UCM Services, Inc.

TALX Tax Credits and Incentives,   a Missouri limited            100% membership interests owned by       Yes
LLC                                liability company             Company

Management Insight Incentives,     a Missouri limited            100% membership interests owned by       Yes
LLC                                liability company             TALX Tax Credits and Incentives,
                                                                 LLC

Performance Assessment Network,    a Delaware corporation        100% common stock owned by Company       Yes
Inc.

TALX Limited                       a company organized under     Dormant                                   No
                                   the laws of England

Johnson & Associates, LLC          a Nebraska limited            100% common stock owned by TALX           No
                                   liability company             UCM Services, Inc.

                                  SCHEDULE 5.4
                          (to Note Purchase Agreement)

                   FINANCIAL STATEMENTS; MATERIAL LIABILITIES

      1. TALX Corporation's Form 10-Q for the fiscal period ended December 31, 2005

      2. TALX Corporation's Forms 10-K for fiscal years ended March 31, 2005 and March 31, 2004 and Form 10-K/A for fiscal year ended March 31, 2003.

                                  SCHEDULE 5.5
                          (to Note Purchase Agreement)

                              EXISTING INDEBTEDNESS

      1. $150,000,000 Third Amended and Restated Loan Agreement dated as of the date of Closing (the "2006 Loan Agreement"), between TALX Corporation, LaSalle Bank National Association and the other lenders party thereto, which is jointly and severally guaranteed by the Subsidiary Guarantors. The 2006 Loan Agreement amended and restated the $200 million Second Amended and Restated Loan Agreement dated as of April 14, 2005 (the "2005 Loan Agreement"), between TALX Corporation, LaSalle Bank National Association and the other lenders party thereto. The proceeds of the Notes will be used to repay loans outstanding under the 2005 Loan Agreement on the date of Closing and for other general corporate purposes.

      2. The Notes and the Subsidiary Guarantee Agreement.

      3. Various capital leases of equipment used in the business of TALX Corporation and the Subsidiary Guarantors with Capital Lease Obligations not in excess of $200,000.00.

                                  SCHEDULE 5.15
                          (to Note Purchase Agreement)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SAID ACT OR SUCH OTHER LAWS.

                                  FORM OF NOTE

                                TALX CORPORATION

                  6.89% SENIOR GUARANTEED NOTE DUE MAY 25, 2014

No. [_____]                                                               [Date]
$[_______]                                                       PPN 874918 A* 6

      FOR VALUE RECEIVED, the undersigned, TALX CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Missouri, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on May 25, 2014, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.89% per annum from the date hereof, payable semiannually, on the 25th day of May and November in each year, commencing with the May 25 or November 25 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the greater of (i) 8.89% or (ii) 2.0% over the rate of interest publicly announced by LaSalle Bank, National Association from time to time in Chicago, Illinois as its "base" or "prime" rate, on any overdue payment of interest and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

      Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at LaSalle Bank, National Association in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

      The payment and performance of this Note is unconditionally guaranteed by the Subsidiary Guarantors as provided in the Subsidiary Guarantee Agreements.

      This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of May 25, 2006 (as from time to time amended, the "Note Purchase Agreement"), among the Company, the other Obligors from time to time party thereto and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the

                                    EXHIBIT 1
                          (to Note Purchase Agreement)
confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

      This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

      The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

      Additional interest hereon may also be required pursuant to Section 9.10 of the Note Purchase Agreement.

      If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

      This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                              TALX CORPORATION

                                              By
                                                --------------------------------
                                                   [Title]

                                       1-2

                    DESCRIPTION OF OPINION OF SPECIAL COUNSEL
                  TO THE COMPANY AND THE SUBSIDIARY GUARANTORS

May 25, 2006

The Purchasers listed in
Schedule I hereto

Re: TALX Corporation

Ladies and Gentlemen:

We have acted as special counsel to TALX Corporation, a Missouri corporation ("TALX"), TALX UCM Services, Inc., a Missouri corporation ("TUS"), TALX FasTime Services, Inc., a Texas corporation ("TFTS"), TALX Employer Services, LLC, a Missouri limited liability company ("TES"), TBT Enterprises, Incorporated, a Maryland corporation ("TBT"), UI Advantage, Inc., a Maryland corporation ("UI"), Net Profit, Inc., a South Carolina corporation ("NET"), TALX Tax Incentive Services, LLC, a Missouri limited liability company ("TIS"), Jon-Jay Associates, Inc., a Massachusetts corporation ("JJ"), TALX Tax Credits and Incentives, LLC, a Missouri limited liability company ("TCI"), Management Insight Incentives, LLC, a Missouri limited liability company ("MII"), Unemployment Services, LLC, a Missouri limited liability company ("US"), and Performance Assessment Network, Inc., a Delaware corporation ("PAN"), in connection with that certain Note Purchase Agreement dated May 25, 2006 (the "Note Purchase Agreement"), among TALX and the purchasers party thereto (the "Purchasers"). TUS, TFTS, TES, TBT, UI, NET, TIS, JJ, TCI, MII, US and PAN are sometimes collectively referred to herein as the "Guarantors," and, in the singular, as a "Guarantor." TALX and the Guarantors are sometimes collectively referred to herein as the "Representation Parties," and, in the singular, as a "Representation Party." All capitalized terms which are defined in the Note Purchase Agreement shall have the same meanings when used herein, unless otherwise specified.

In connection herewith, we have examined the documents listed on Annex A, Annex B and Annex C attached hereto and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. The documents referenced in Annex A as items (d) through (k) are collectively referred to herein as the "Financing Agreements." The documents referenced in Annex A as items (a) and (b) are collectively referred to herein as the "Organizational Documents."

                                 Exhibit 4.4(a)
                          (to Note Purchase Agreement)

In our examination of the foregoing, we have assumed the genuineness of all signatures (other than the signatures of the Representation Parties), the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Financing Agreements and certificates and statements of appropriate representatives of the Representation Parties.

In connection herewith, we have assumed that, other than with respect to the Representation Parties, all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

      1. Based solely on a recently dated good standing certificate from the Secretary of State of the State of Missouri, TALX and TUS are validly existing as corporations, in good standing under the laws of the State of Missouri.

      2. Based solely on a recently dated certificate of existence from the Secretary of State of the State of Texas and a recently dated certificate of account status from the Texas Comptroller of Public Accounts, TFTS is validly existing as a corporation, in good standing under the laws of the State of Texas.

      3. Based solely on recently dated good standing certificates from the State Department of Assessments and Taxation of the State of Maryland, TBT and UI are validly existing as corporations, in good standing under the laws of the State of Maryland.

      4. Based solely on a recently dated certificate of existence from the Secretary of State of the State of South Carolina, NET is validly existing as a corporation under the laws of the State of South Carolina.

      5. Based solely on a recently dated good standing certificate from the Secretary of the Commonwealth of the Commonwealth of Massachusetts, JJ is validly existing as a corporation, in good standing under the laws of the Commonwealth of Massachusetts.

      6. Based solely on recently dated good standing certificates from the Secretary of State of the State of Missouri, TES, TIS, TCI, MII and US are validly existing as limited liability companies, in good standing under the laws of the State of Missouri.

                                   E-4.4(a)-4

      7. Based solely on a recently dated good standing certificate from the Secretary of State of the State of Delaware, PAN is validly existing as a corporation, in good standing under the laws of the State of Delaware.

      8. Based solely on recently dated good standing certificates from the Secretaries of State or other appropriate official of the applicable jurisdictions, the Representation Parties are duly qualified or admitted to transact business and are in good standing as foreign corporations or limited liability companies in the jurisdictions set forth on Annex C.

      9. Each Representation Party has all requisite organizational power to own, lease and operate its material properties and assets and conduct its business in all material respects as now being conducted and as set forth in the offering disclosure document.

      10. The execution and delivery by each Representation Party of each Financing Agreement to which it is a party and the performance by such Representation Party of its obligations thereunder are within the organizational power of such Representation Party and have been duly authorized by all necessary organizational action on the part of such Representation Party.

      11. Each of the Financing Agreements has been duly executed and delivered by each Representation Party which is a party thereto and constitutes the valid and binding obligation of such Representation Party, enforceable against such Representation Party in accordance with its terms.

      12. No consent, approval, authorization or other action by, and no notice to or filing with, any United States federal or Missouri or Illinois state governmental authority or regulatory body that we, based on our experience, recognize as applicable to the Representation Parties in a transaction of this type, is required for the due execution, delivery and performance by the Representation Parties of their respective obligations under the Financing Agreements, except for (i) such consents, approvals, filings or registrations that have been obtained or made on or prior to the date hereof and are in full force and effect, (ii) the filing of a Current Report on Form 8-K with the Securities and Exchange Commission, and (iii) any filings or other actions required pursuant to state securities or blue sky laws (other than the blue sky laws of the State of Missouri) or the rules of the National Association of Securities Dealers, Inc. ("NASD"), as to which we express no opinion.

      13. We hereby confirm to you that, to our knowledge, no action or proceeding against and naming any Representation Party is pending or overtly threatened by written communication to any Representation Party before any United States federal, or Illinois or Missouri state court, governmental authority or arbitrator that calls into question the validity or enforceability of the Financing Agreements.

      14. The execution and delivery by each Representation Party of the Financing Agreements to which such Representation Party is a party and the performance by such Representation Party of its obligations thereunder do not result in (a) any violation by such Representation Party of (i) the provisions of its Organizational Documents, (ii) any provision of

                                   E-4.4(a)-5
applicable United States federal or Missouri or Illinois state law that we, based on our experience, recognize as applicable to such Representation Party in a transaction of this type, other than state securities or blue sky laws (other than the blue sky laws of the State of Missouri) or the rules of the NASD, as to which we express no opinion, or (iii) to our knowledge, any order, writ, judgment or decree of any United States federal or Missouri or Illinois state court or governmental authority or regulatory body that names a Representation Party or is specifically directed to any Representation Party or any of its material properties, or (b) a breach or default, or result in the creation or imposition of any security interest or lien upon any of the properties of such Representation Party, under or pursuant to any material agreement, contract or instrument to which such Representation Party is a party or by which it is bound. For purposes of the foregoing, we have assumed that the only material agreements, contracts or instruments to which such Representation Party is a party or by which it is bound are those identified on Annex D hereto.

      15. The application of the proceeds of the issue and sale of the Notes as set forth in Section 5.14 of the Note Purchase Agreement will not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Sections 220, 221 and 224, respectively.

      16. No Representation Party is an "investment company" or an entity "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      17. Assuming (i) the accuracy of the representations and warranties of TALX and the Purchasers set forth in the Note Purchase Agreement, and (ii) the accuracy of the representations and warranties of LaSalle Debt Capital Markets in its letter to us of even date herewith, the issuance, sale and delivery of the Notes by TALX and the applicable Subsidiary Guaranty Agreement by each respective Representation Party under the circumstances contemplated by the Note Purchase Agreement do not under existing law require the registration of the Notes or the Subsidiary Guaranty Agreements under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to the resale of the Notes.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

      (a) Wherever this opinion letter refers to matters "known to us," or to our "knowledge," or words of similar import, such reference means that, during the course of our representation of the Representation Parties with respect to the Financing Agreements, we have requested information of the Representation Parties concerning the matter referred to and no information has come to the attention of (either as a result of such request for information or otherwise) the attorneys currently employed by our Firm devoting substantive attention or a material amount of time thereto, which has given us actual knowledge of the existence (or absence) of facts to the contrary. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters, and no inference should be drawn to the contrary from the fact of our representation of the Representation Parties.

                                   E-4.4(a)-6

      (b) Our opinions herein reflect only the application of applicable Missouri and Illinois state law (excluding the securities and blue sky laws of Illinois) and the federal laws of the United States, and, to the extent required by the foregoing opinions, the Delaware General Corporation Law. For the purposes of the foregoing opinions, the Firm attorneys who prepared this opinion letter are not licensed in the States of Delaware, Texas, Maryland, South Carolina or Massachusetts, and, with your permission, to the extent required by the foregoing opinions, such opinions reflect only a reading of the statutory provisions of the Texas Business Corporation Act, the South Carolina Business Corporation Act of 1988, the Maryland General Corporation Law and the Massachusetts Business Corporation Act, in each case as reported in Aspen Law & Business Corporation Statutes, updated through May 1, 2006. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

      (c) The enforceability of the Financing Agreements may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

      (d) Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees.

      (e) We express no opinion as to:

      (i) the enforceability of any provision in any of the Financing Agreements purporting or attempting to (A) confer exclusive venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue or (B) confer subject matter jurisdiction on a court not having independent grounds therefor or (C) modify or waive the requirements for effective service of process for any action that may be brought or (D) waive the right of the Representation Parties or any other person to a trial by jury or (E) provide that remedies are

                                   E-4.4(a)-7
cumulative or that decisions by a party are conclusive or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law;

            (ii) the enforceability of (A) any rights to indemnification or contribution provided for in the Financing Agreements which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights, (B) any provisions purporting to provide to the Purchasers the right to receive costs and expenses beyond those reasonably incurred by such parties, (C) provisions in the Financing Agreements whose terms are left open for later resolution by the parties, or (D) except as expressly set forth herein, the choice of law provisions of the Financing Agreements;

            (iii) whether any Guarantor may guarantee or otherwise be liable for indebtedness incurred by TALX except to the extent that any such Guarantor may be determined to have benefited from the incurrence of the indebtedness by TALX;

            (iv) the validity, binding effect or enforceability of any provision that purports to provide for late charges, prepayment charges or yield maintenance charges, liquidated damages or "penalties" or acceleration of future amounts owing (other than principal) without appropriate discount to present value, to the extent any of such provisions may be construed or determined to constitute a penalty or otherwise be construed or determined to be unreasonable in light of anticipated loss, or of any provision that purports to provide for the payment of interest on interest; or

            (v) the accuracy, completeness or fairness of any statements or disclosures made in connection with the offer or sale of the Notes.

      (f) With specific reference to the opinion expressed in Paragraph 10 above and in further qualification of such opinion, the enforceability of the guaranty by TUS may be limited by Article XI, Section 7 of The Constitution of the State of Missouri. In particular, as against a Missouri corporation, enforceability of a guaranty may be subject to attack on state constitutional grounds. The Constitution of the State of Missouri, Article XI, Section 7, prohibits Missouri corporations from issuing stocks, bonds or other obligations for the payment of money except for money paid, labor done or property actually received, and voids issuances in violation thereof. While the issue is not free from doubt, it is our best judgment that a court applying Missouri law would hold that enforceability of a guaranty may not successfully be challenged on these grounds.

      (g) With specific reference to the opinion expressed in Paragraph 11 above and in further qualification of such opinion, a court sitting in the State of Illinois will look to the conflict of law rules of the State of Illinois to determine which law governs. Under Illinois law, the parties to a loan contract for an amount equal to $250,000 or more may agree that the contract shall be governed by the laws of the State of Illinois whether or not the contract bears a reasonable relation to Illinois. The general rule stated above does not apply to such contract if Section 1/105(2) of the Uniform Commercial Code of the State of Illinois provides otherwise or permits application of other law.

      (h) With respect to the opinions expressed in Paragraphs 12, 14 and 17 above, we have assumed that (i) each of the offerees, including the Purchasers, constituted "institutional investors" within the meaning of Section 409.1--102(11) of the Missouri Securities Act of 2003 and (ii) LaSalle Debt Capital Markets and its relevant personnel have duly obtained all necessary

                                   E-4.4(a)-8
registrations, licenses and permits to act as the exclusive agent for the Representation Parties under applicable federal and state laws in connection with the offering of the Notes and the Subsidiary Guaranty Agreements, and all such licenses, registrations and permits are and were at all relevant times in full force and effect.

We do not render any opinions except as set forth above. Except as may be expressly covered by this opinion, we are not expressing any opinion as to the effect of compliance by any Purchaser with any state or federal laws or regulations applicable to the transactions contemplated by the Financing Agreements because of the nature of any of its businesses.

This opinion letter is being delivered by us as special counsel for the Representation Parties pursuant to the provisions of Section 4.4 of the Note Purchase Agreement at the request of the Representation Parties and is given solely for your benefit, may not be relied upon by any other Person and shall not be distributed to any other Person without our prior written consent in each instance, except that this opinion may be distributed to (a) potential transferees and subsequent institutional transferees that acquire the Notes in accordance with the Note Purchase Agreement and (b) examiners and other regulatory authorities should they so request or in connection with their normal examination.

Very truly yours,

                                   E-4.4(a)-9

                                   SCHEDULE I

                                   PURCHASERS

PRUDENTIAL RETIREMENT INSURANCE AND
ANNUITY COMPANY
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas  75201

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, TX 75201

MTL INSURANCE COMPANY
Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, TX 75201

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA
7 Hanover Square
New York, New York  10004-2616

AMERICAN INVESTORS LIFE INSURANCE COMPANY
c/o AmerUs Capital Management
699 Walnut Street, Suite 1700
Des Moines, Iowa  50309

AMERUS LIFE INSURANCE COMPANY
c/o AmerUs Capital Management
699 Walnut Street, Suite 1700
Des Moines, Iowa  50309

                                     ANNEX A

                          LIST OF TRANSACTION DOCUMENTS

      (a) The Articles of Incorporation of TALX, TUS, TFTS, TBT, UI and NET, the Certificate of Incorporation of PAN, and the Articles of Organization of TES, TIS, JJ, TCI, MII and US, in each case as amended to date;

      (b) The By-laws of TALX, TUS, TFTS, TBT, UI, NET, JJ and PAN and the Operating Agreements of TES, TIS, TCI, MII and US, in each case as amended to date, as certified to us by the Secretary of each Representation Party;

      (c) All records of proceedings and actions of the respective Boards of Directors, shareholders or members of each Representation Party, as the case may be, relating to the Financing Agreements and the transactions contemplated thereby, as certified to us by the Secretary of each Representation Party;

      (d) the Note Purchase Agreement;

      (e) the 6.89% Senior Note in the principal amount of $24,000,000.00 from TALX in favor of Prudential Retirement Insurance and Annuity Company;

      (f) the 6.89% Senior Note in the principal amount of $21,000,000.00 from TALX in favor of Prudential Insurance Company of America;

      (g) the 6.89% Senior Note in the principal amount of $3,000,000.00 from TALX in favor of MTL Insurance Company;

      (h) the 6.89% Senior Note in the principal amount of $18,000,000.00 from TALX in favor of The Guardian Life Insurance Company of America;

      (i) the 6.89% Senior Note in the principal amount of $6,000,000.00 from TALX in favor of American Investors Insurance Company;

      (j) the 6.89% Senior Note in the principal amount of $3,000,000.00 from TALX in favor of AmerUs Life Insurance Company;

      (k) Subsidiary Guaranty Agreement of the Guarantors dated the date hereof and executed by the Guarantors for the benefit of the Purchasers;

      (l) The domestic good standing certificates listed on Annex B attached hereto;

      (m) The foreign good standing certificates from the jurisdictions listed on Annex C attached hereto; and

      (n) Certificates and statements of officers of each Representation Party, representations and warranties of each Representation Party in the Financing Agreements and certificates and statements of public officials with respect to certain factual matters.

                                     ANNEX B

                   LIST OF DOMESTIC GOOD STANDING CERTIFICATES

TALX CORPORATION

Certificate of Corporate Good Standing dated May 8, 2006 issued by the Secretary of State of the State of Missouri

TALX UCM SERVICES, INC.

Certificate of Corporate Good Standing dated May 8, 2006 issued by the Secretary of State of the State of Missouri

TALX FASTIME SERVICES, INC.

Certificate of Account Status dated May 5, 2006 issued by the Comptroller of Public Accounts of the State of Texas and Certificate dated May 5, 2006 issued by the Secretary of State of the State of Texas

TALX EMPLOYER SERVICES, LLC

Certificate of Good Standing dated May 8, 2006 issued by the Secretary of State of the State of Missouri

NET PROFIT, INC.

Certificate of Existence dated May 8, 2006 issued by the Secretary of State of South Carolina

UI ADVANTAGE, INC.

Certificate of Good Standing dated May 8, 2006 issued by the State Department of Assessments and Taxation of the State of Maryland

TBT ENTERPRISES, INCORPORATED

Certificate of Good Standing dated May 8, 2006 issued by the State Department of Assessments and Taxation of the State of Maryland

TALX TAX INCENTIVE SERVICES, LLC

Certificate of Good Standing dated May 8, 2006 by the Secretary of State of the State of Missouri

JON-JAY ASSOCIATES, INC.

Certificate of Good Standing dated May 4, 2006 issued by the Secretary of the Commonwealth of the Commonwealth of Massachusetts

TALX TAX CREDITS AND INCENTIVES, LLC

Certificate of Good Standing dated May 8, 2006 issued by the Secretary of State of the State of Missouri

MANAGEMENT INSIGHT INCENTIVES, LLC

Certificate of Good Standing dated May 8, 2006 issued by the Secretary of State of the State of Missouri

UNEMPLOYMENT SERVICES, LLC

Certificate of Good Standing dated May 8, 2006 issued by the Secretary of State of the State of Missouri

PERFORMANCE ASSESSMENT NETWORK, INC.

Certificate of Good Standing dated May 16, 2006 issued by the Secretary of State of the State of Delaware

                                     ANNEX C

                       FOREIGN GOOD STANDING CERTIFICATES

REPRESENTATION PARTY                         FOREIGN JURISDICTIONS
TALX Corporation                        -    Arizona, Arkansas, California, Colorado, Connecticut, District of
                                             Columbia, Delaware, Florida, Georgia, Hawaii, Illinois, Indiana,
                                             Iowa, Louisiana, Massachusetts, Michigan, Minnesota, Nevada, New
                                             Jersey, New York, North Carolina, Ohio, Oklahoma, Oregon,
                                             Pennsylvania, Texas, Wisconsin

TALX UCM Services, Inc.                 -    Arizona, California, Colorado, Connecticut, Florida, Georgia,
                                             Illinois, Iowa, Kansas, Maryland, Massachusetts, Michigan,
                                             Minnesota, Nevada, New Jersey, New Mexico, New York, Ohio, Oklahoma,
                                             Oregon, Pennsylvania, Tennessee, Texas, Utah, Virginia, Washington

TALX Employer Services, LLC             -    Arizona, California, Ohio, Pennsylvania

Jon-Jay Associates, Inc.                -    California, Florida, Maryland, Ohio, Texas

TALX Tax Incentive Services, LLC        -    Texas

Unemployment Services, LLC              -    Colorado, Nebraska

Management Insight Incentives, LLC      -    Texas

Performance Assessment Network, Inc.    -    Indiana

                                     ANNEX D

                  MATERIAL AGREEMENTS, CONTRACTS OR INSTRUMENTS

1. Third Amended and Restated Loan Agreement dated as of the date hereof among TALX, as borrower, LaSalle Bank National Association, as a lender and as administrative agent, and the other lenders party thereto.

2. Amended and Restated Guaranty dated as of the date hereof and delivered by the Guarantors pursuant to the Third Amended and Restated Loan Agreement dated as of the date hereof among TALX, as borrower, LaSalle Bank National Association, as a lender and as administrative agent, and the other lenders party thereto.

3. Form of Incentive Stock Option Agreement, attached as Exhibit 10.2 to TALX's Registration Statement on Form S-1 (File No. 333-10969).

4.    TALX Corporation Amended and Restated 1994 Stock Option Plan, attached as
      Exhibit 10.2 to TALX's Registration Statement on Form S-1 (File No. 333-10969).

5. Form of Non-Qualified Stock Option Agreement, attached as Exhibit 10.4 to TALX's Registration Statement on Form S-1 (File No. 333-10969).

6.    TALX Corporation Outside Directors' Stock Option Plan, attached as Exhibit
      10.6 to TALX's Registration Statement on Form S-1 (File No. 333-10969).

7. Amendment to TALX Corporation Outside Directors' Stock Option Plan, attached as Exhibit 10.6.1 to TALX's Annual Report on Form 10-K for the year ended March 31, 2001 (File No. 000-21465).

8. Second Amendment to TALX Corporation Outside Directors' Stock Option Plan, available on TALX's Schedule 14A filed July 23, 2004 (File No. 000-21465).

9. Form of Director Stock Option Agreement, attached as Exhibit 10.7 to TALX's Annual Report on Form 10-K for the year ended March 31, 1998 (File No. 000-21465).

10. Lease dated March 28, 1996 by and between TALX Corporation and Stephen C. Murphy, Thomas W. Holley, Arthur S. Margulis and Samuel B. Murphy, Trustee of the Samuel B. Murphy Revocable Living Trust UTA 1/9/91, dba "Adie Road Partnership."

11. Employment Agreement between TALX Corporation and Mr. Canfield, attached as Exhibit 10.21 to Amendment No. 2 to TALX's Registration Statement on Form S-1 (File No. 333-10969).

12. License Agreement by and between A2D, L.P. and TALX Corporation, dated as of April 1, 2001.

13.   TALX Corporation 2004-2006 Long-Term Incentive Plan, attached as Exhibit
      10.1 to TALX's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File No. 000-21465).

14. First Amendment to and Complete Restatement of Split-Dollar Agreements and Related Insurance Agreements, dated March 31, 1999, by and among TALX Corporation, William W. Canfield, and Thomas M. Canfield and James W. Canfield, Trustees of the Canfield Family Irrevocable Insurance Trust U/A March 31, 1993.

15. Form of Employment Agreement for Messrs. Chaffin, Graves, & Smith, attached as Exhibit 10.1 to TALX's Current Report on Form 8-K filed May 17, 2005.

16.   FY05 Incentive Bonus Plan Agreement for Corporate Officers, attached as
      Exhibit 10.7 to TALX's Quarterly Report on Form 10-Q for the quarter ended December 31, 2004 (File No. 000-21465).

17. Form of Incentive Stock Option Agreement, attached as Exhibit 10.9 to TALX's Quarterly Report on Form 10-Q for the quarter ended December 31, 2004 (File No. 000-21465).

18. TALX Corporation 2005 Omnibus Incentive Plan, attached as Attachment B to TALX's definitive proxy statement on Schedule 14A filed on July 22, 2005.

19. Form of Restricted Stock Agreement (Employee), attached as Exhibit 10.39 to TALX's Current Report on Form 8-K filed on September 23, 2005 (File No. 000-21465).

20.   Form of Restricted Stock Agreement (Outside Director), attached as Exhibit
      10.40 to TALX's Current Report on Form 8-K filed on September 23, 2005 (File No. 000-21465).

21.   TALX Corporation 2006 - 2008 Long-Term Incentive Plan, attached as Exhibit
      10.41 to TALX's Quarterly Report on Form 10-Q for the quarter ended September 31, 2005 (File No. 000-21465).

22.   TALX's Nonqualified Savings and Retirement Plan.

                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

      The closing opinion of Chapman and Cutler LLP, special counsel to the Purchasers, called for by Section 4.4(b) of the Note Purchase Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

            1. The Company is a corporation, validly existing and in good standing under the laws of the State of Missouri and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreement and to issue the Notes.

            2. The Note Purchase Agreement constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            3. The Notes constitute the legal, valid and binding obligations the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

      In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler LLP may rely solely upon an examination of the [ARTICLES] of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Missouri. The opinion of Chapman and Cutler LLP is limited to the laws of the State of Illinois and the Federal laws of the United States.

      With respect to matters of fact upon which such opinion is based, Chapman and Cutler LLP may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

                                 EXHIBIT 4.4(b)
                          (to Note Purchase Agreement)

                     FORM OF SUBSIDIARY GUARANTEE AGREEMENT
===============================================================================

                               GUARANTY AGREEMENT

                            Dated as of May 25, 2006

                                       By

                          CERTAIN SUBSIDIARY GUARANTORS

                                       of

                                TALX CORPORATION

        Re:   $75,000,000 6.89% Senior Guaranteed Notes due May 25, 2014

                                       of
                                TALX Corporation
===============================================================================

                                  EXHIBIT 4.13
                          (to Note Purchase Agreement)

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

SECTION                                         HEADING                                 PAGE
SECTION 1.            GUARANTY OF NOTES..............................................      3

       Section 1.1.   Guaranty.......................................................      3
       Section 1.2.   Obligations Absolute and Unconditional.........................      4
       Section 1.3.   Subrogation....................................................      8
       Section 1.4.   Contribution...................................................      8
       Section 1.5.   Preference.....................................................      9
       Section 1.6.   Marshalling....................................................      9

SECTION 2.            REPRESENTATIONS AND WARRANTIES OF THE SUBSIDIARY GUARANTORS....      9

       Section 2.1.   Organization; Power and Authority..............................      9
       Section 2.2.   Authorization, Etc.............................................      9
       Section 2.3.   Compliance with Laws, Other Instruments, Etc...................     10
       Section 2.4.   Governmental Authorizations, Etc...............................     10
       Section 2.5.   Litigation; Observance of Agreements, Statutes and Orders......     10

SECTION 3.            AFFIRMATIVE COVENANTS OF SUBSIDIARY GUARANTORS.................     11

       Section 3.1.   Compliance with Note Purchase Agreement Covenants..............     11
       Section 3.2.   Guaranty to Rank Pari Passu....................................     11

SECTION 4.            SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT...     11

SECTION 5.            AMENDMENT AND WAIVER...........................................     11

       Section 5.1.   Requirements...................................................     11
       Section 5.2.   Solicitation of Holders of Notes...............................     12
       Section 5.3.   Binding Effect, Etc............................................     12
       Section 5.4.   Notes Held by Subsidiary Guarantors, Etc.......................     12
       Section 5.5.   Purchase of Notes..............................................     12

SECTION 6.            NOTICES........................................................     13

SECTION 7.            MISCELLANEOUS..................................................     13

       Section 7.1.   Successors and Assigns.........................................     13
       Section 7.2.   Severability...................................................     13
       Section 7.3.   Construction...................................................     13
       Section 7.4.   Counterparts...................................................     13

                                      E-4.13-1

       Section 7.5.   Subordination of Debt of the Company...........................     14
       Section 7.6.   Governing Law..................................................     14
       Section 7.7.   Submission to Jurisdiction.....................................     14

SECTION 8.            INDEMNITY......................................................     14

Signature............................................................................     15

SCHEDULE I -- Addresses for Notices to Subsidiary Guarantors

ANNEX 1    -- Form of Guaranty Joinder Agreement
ANNEX 2    -- Form of Closing Certificate

                                    E-4.13-2

                               GUARANTY AGREEMENT

        Re:   $75,000,000 6.89% Senior Guaranteed Notes Due May 25, 2014

                                       of
                                TALX Corporation

                                                        Dated as of May 25, 2006

TO EACH OF THE PURCHASERS LISTED IN SCHEDULE A
  TO THE HEREINAFTER DEFINED NOTE PURCHASE AGREEMENT:

Ladies and Gentlemen:

      Reference is hereby made to that certain Note Purchase Agreement, dated as of May 25, 2006 (the "Note Purchase Agreement"), between TALX Corporation, a Missouri corporation (the "Company"), and certain Institutional Investors, respectively (individually a "Purchaser" and collectively the "Purchasers"), under and pursuant to which the Company will issue $75,000,000 aggregate principal amount of its 6.89% Senior Guaranteed Notes due May 25, 2014 (the "Notes"). Capitalized terms used but not defined in this Agreement shall have the meaning given such terms in Schedule B to the Note Purchase Agreement.

      Each of the undersigned, together with any entity which may become a party hereto by execution and delivery of a Guaranty Joinder Agreement in substantially the form set forth as ANNEX 1 hereto (a "Guaranty Joinder Agreement") (which parties are hereinafter referred to individually as a "Subsidiary Guarantor" and collectively as the "Subsidiary Guarantors") is a direct or indirect subsidiary of the Company. The Subsidiary Guarantors are part of an affiliated group of corporations with the Company and each will receive substantial direct and indirect benefit by reason of the original issue and sale by the Company of the Notes and each views the issuance and sale by the Company of the Notes to the Purchasers as in the best interests of such Subsidiary Guarantor. As an inducement to and in consideration of the purchase by the Purchasers of the Notes, each of the Subsidiary Guarantors has agreed to unconditionally guarantee the prompt payment of all amounts of principal, interest and Make-Whole Amount, if any, which may become due and payable from time to time with respect to the Notes.

      In consideration of the foregoing, each of the undersigned does hereby covenant and agree with the Purchasers and with each and every subsequent holder of the Notes as follows:

SECTION 1. GUARANTY OF NOTES.

      Section 1.1. Guaranty. (a) Subject to the limitations set forth in SECTION 1.1(b), the Subsidiary Guarantors hereby, jointly and severally, absolutely and unconditionally guarantee to the holders from time to time of the Notes: (a) the full and prompt payment of the principal of

                                    E-4.13-3
all of the Notes and of the interest thereon at the rate therein stipulated and the Make-Whole Amount (if any), when and as the same shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration, or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Make-Whole Amount (if any) or interest at the rate set forth in the Notes), (b) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or observed by the Company under the terms of the Notes and the Note Purchase Agreement, and
(c) the full and prompt payment, upon demand by any holder of the Notes, of all costs and expenses, legal or otherwise (including reasonable attorneys' fees) and such expenses, if any, as shall have been expended or incurred in the protection or enforcement of any right or privilege under the Notes or the Note Purchase Agreement, including, without limitation, in any consultation or action in connection therewith, and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or the Note Purchase Agreement or any of the terms thereof or of any other like circumstance or circumstances. The guaranty of the Notes herein provided for is a guaranty of the immediate and timely payment of the principal and interest on the Notes and the Make-Whole Amount (if any) as and when the same are due and payable and shall not be deemed to be a guaranty only of the collectibility of such payments and that in consequence thereof each holder of the Notes may sue each Subsidiary Guarantor directly upon such principal and interest becoming so due and payable.

      (b) The obligations of each Subsidiary Guarantor hereunder shall be limited to the lesser of (i) the obligations of the Company guaranteed hereunder, or (ii) a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), if and to the extent such Subsidiary Guarantor (or a trustee on its behalf) has properly invoked the protections of the Fraudulent Transfer Laws in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws.

      Section 1.2. Obligations Absolute and Unconditional. The obligations of each Subsidiary Guarantor under this Agreement shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest and Make-Whole Amount (if any) on the Notes and all other sums due pursuant to SECTION 1.1 shall have been paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of such Subsidiary Guarantor:

            (a) the power or authority or the lack of power or authority of the Company to issue the Notes or to execute and deliver the Note Purchase Agreement, and irrespective of the validity of the Notes, or the Note Purchase Agreement or of any defense whatsoever that the Company or any other Subsidiary Guarantor may or might have to the payment of the Notes (principal, interest and Make-Whole Amount, if any) or to the performance or observance of any of the provisions or conditions of the Note Purchase

                                    E-4.13-4

      Agreement, or the existence or continuance of the Company or any other Subsidiary Guarantor as a legal entity;

            (b) any failure to present the Notes for payment or to demand payment thereof, or to give the Company or any Subsidiary Guarantor notice of dishonor for non-payment of the Notes, when and as the same may become due and payable, or notice of any failure on the part of the Company to do any act or thing or to perform or to keep any covenant or agreement by it to be done, kept or performed under the terms of the Notes or the Note Purchase Agreement;

            (c) the acceptance of any security or any guaranty, the advance of additional money to the Company, any extension of the obligation of the Notes, either indefinitely or for any period of time, or any other modification in the obligation of the Notes or of the Note Purchase Agreement or of the Company thereon, or in connection therewith, or any sale, release, substitution or exchange of any security;

            (d) any act or failure to act with regard to the Notes or the Note Purchase Agreement or anything which might vary the risk of the Company or any Subsidiary Guarantor;

            (e) any action taken under the Note Purchase Agreement in the exercise of any right or power thereby conferred or any failure or omission on the part of any holder of any Note to first enforce any right or security given under the Note Purchase Agreement or any failure or omission on the part of any holder of any of the Notes to first enforce any right against the Company or any other Subsidiary Guarantor;

            (f) the waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Company or any other Subsidiary Guarantor contained in the Note Purchase Agreement, or this Agreement or of the payment, performance or observance thereof;

            (g) the failure to give notice to the Company or any Subsidiary Guarantor of the occurrence of any breach by any Subsidiary Guarantor of the terms and provisions of this Agreement or any Default or Event of Default under the Note Purchase Agreement;

            (h) the extension of the time for payment of any principal of, or interest (or Make-Whole Amount, if any), on any Note owing or payable on such Note or of the time of or for performance of any obligations, covenants or agreements under or arising out of the Note Purchase Agreement or the extension or the renewal of any thereof;

            (i) the modification, restatement or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Note Purchase Agreement or the Notes or this Agreement;

            (j) any failure, omission, delay or lack on the part of the holders of the Notes to enforce, assert or exercise any right, power or remedy conferred on the holders of the

                                    E-4.13-5

      Notes in the Note Purchase Agreement or the Notes or any other act or acts on the part of the holders from time to time of the Notes;

            (k) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedures affecting the Company or any Subsidiary Guarantor or any of the assets of any of them, or any allegation or contest of the validity of the Note Purchase Agreement or the disaffirmance of the Note Purchase Agreement in any such proceeding (it being understood that the obligations of such Subsidiary Guarantor under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment made with respect to the Notes is rescinded or must otherwise be restored or returned by any holder of the Notes upon the insolvency, bankruptcy or reorganization of the Company or any Subsidiary Guarantor, all as though such payment had not been made);

            (l) any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of such Subsidiary Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Agreement;

            (m) the invalidity or unenforceability of the Notes or the Note Purchase Agreement;

            (n) the invalidity or unenforceability of the obligations of such Subsidiary Guarantor under this Agreement, the absence of any action to enforce such obligations of such Subsidiary Guarantor, any waiver or consent by such Subsidiary Guarantor with respect to any of the provisions hereof or any other circumstances which might otherwise constitute a discharge or defense by such Subsidiary Guarantor, including, without limitation, any failure or delay in the enforcement of the obligations of such Subsidiary Guarantor with respect to this Agreement or of notice thereof; or any suit or other action brought by any shareholder or creditor of, or by, such Subsidiary Guarantor or any other Person, for any reason, including, without limitation, any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement, the Note Purchase Agreement, the Notes or any other agreement;

            (o) the default or failure of such Subsidiary Guarantor fully to perform any of its covenants or obligations set forth in this Agreement;

            (p) the impossibility or illegality of performance on the part of the Company or any other Person of its obligations under the Notes, the Note Purchase Agreement, this Agreement or any other instruments;

            (q) in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the

                                    E-4.13-6

      Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified;

            (r) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under the Note Purchase Agreement or this Agreement so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;

            (s) the failure of such Subsidiary Guarantor to receive any benefit or consideration from or as a result of its execution, delivery and performance of this Agreement;

            (t) any default, failure or delay, willful or otherwise, in the performance by the Company, any other Subsidiary Guarantor or any other Person of any obligations of any kind or character whatsoever of the Company, any other Subsidiary Guarantor or any other Person (including, without limitation, the obligations and undertakings of the Company or any other Person under the Notes or the Note Purchase Agreement);

            (u) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by any party of its respective obligations under the Notes, this Agreement, the Note Purchase Agreement or any instrument relating thereto; or

            (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, such Subsidiary Guarantor in respect of the obligations of such Subsidiary Guarantor under this Agreement;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this paragraph that the obligations of each Subsidiary Guarantor hereunder shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment to the holders thereof of the principal of, Make-Whole Amount, if any, and interest on the Notes, and of all other sums due and owing to the holders of the Notes pursuant to the Note Purchase Agreement, and then only to the extent of such payments.

                                    E-4.13-7

Without limiting any of the other terms or provisions hereof, it is understood and agreed that in order to hold each Subsidiary Guarantor liable hereunder, there shall be no obligation on the part of any holder of any Note to resort, in any manner or form, for payment, to the Company, to any other Subsidiary Guarantor, to any other Person or to the properties or estates of any of the foregoing. All rights of the holder of any Note pursuant thereto or to this Agreement may be transferred or assigned at any time or from time to time and shall be considered to be transferred or assigned upon the transfer of such Note, whether with or without the consent of or notice to any Subsidiary Guarantor or the Company. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Purchase Agreement, this Agreement shall remain in full force and effect and shall apply to each and every subsequent default.

      Section 1.3. Subrogation. To the extent of any payments made under this Agreement, each Subsidiary Guarantor shall be subrogated to the rights of the holder of the Notes receiving such payments, but such Subsidiary Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the rights of any holders of the Notes for which full payment has not been made or provided for and, to that end, such Subsidiary Guarantor agrees not to claim or enforce any such right of subrogation or any right of set-off or any other right which may arise on account of any payment made by such Subsidiary Guarantor in accordance with the provisions of this Agreement, including, without limitation, any right of reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any holder of the Notes against the Company or any other Subsidiary Guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other Subsidiary Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until 366 days after all of the Notes owned by Persons other than such Subsidiary Guarantor and all other sums due or payable under the Note Purchase Agreement have been fully paid and discharged or payment therefor has been provided. If any amount shall be paid to such Subsidiary Guarantor in violation of the preceding sentence at any time prior to the indefeasible cash payment in full of the Notes and all other amounts payable under the Note Purchase Agreement, such amounts shall be held in trust for the benefit of the holders of the Notes and shall forthwith be paid to the holders of the Notes to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Purchase Agreement, whether matured or unmatured.

      Section 1.4. Contribution. To the extent of any payments made under this Agreement, each Subsidiary Guarantor making such payment shall have a right of contribution from the other Subsidiary Guarantors, but such Subsidiary Guarantor covenants and agrees that such right of contribution shall be subordinate in right of payment to the rights of the holders of the Notes for which full payment has not been made or provided for and, to that end, such Subsidiary Guarantor agrees not to claim or enforce any such right of contribution unless and until all of the

                                    E-4.13-8

Notes and all other sums due and payable under the Note Purchase Agreement have been fully and irrevocably paid and discharged.

      Section 1.5. Preference. Each Subsidiary Guarantor agrees that to the extent the Company, any other Subsidiary Guarantor or any other Person makes any payment on the Notes, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, liquidator, receiver or any other Person under any bankruptcy code, common law or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to such Subsidiary Guarantor's obligations hereunder, as if said payment had not been made. The liability of the Subsidiary Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any holder of the Notes from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

      Section 1.6. Marshalling. None of the holders of the Notes shall be under any obligation (a) to marshal any assets in favor of any Subsidiary Guarantor or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligation of any Subsidiary Guarantor hereunder or (b) to pursue any other remedy that any Subsidiary Guarantor may or may not be able to pursue itself and that may lessen such Subsidiary Guarantor's burden or any right to which such Subsidiary Guarantor hereby expressly waives. The obligations of each Subsidiary Guarantor under this Agreement rank pari passu in right of payment with all other unsecured Senior Indebtedness (actual or contingent) of such Subsidiary Guarantor.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE SUBSIDIARY GUARANTORS.

      Each Subsidiary Guarantor represents and warrants to you that, as of the date of such Subsidiary Guarantor's execution and delivery of this Agreement (or joinder hereto, as applicable):

      Section 2.1. Organization; Power and Authority. Such Subsidiary Guarantor is a corporation, limited liability company or other legal entity, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign business organization and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Subsidiary Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions hereof.

      Section 2.2. Authorization, Etc. This Agreement has been duly authorized by all necessary action on the part of such Subsidiary Guarantor, and this Agreement constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such

                                    E-4.13-9

Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 2.3. Compliance with Laws, Other Instruments, Etc. (a) The execution, delivery and performance by such Subsidiary Guarantor of this Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Subsidiary Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational documents, or any other agreement or instrument to which such Subsidiary Guarantor or any of its Subsidiaries is bound or by which such Subsidiary Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Subsidiary Guarantor or any of its Subsidiaries or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Subsidiary Guarantor or any of its Subsidiaries, in each case, except to the extent that such continuation, breach, default or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (b) All obligations under this Agreement of such Subsidiary Guarantor are direct and unsecured obligations of such Subsidiary Guarantor ranking pari passu as against the assets of such Subsidiary Guarantor with all other existing unsecured Senior Indebtedness of such Subsidiary Guarantor (actual or contingent).

      Section 2.4. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Subsidiary Guarantor of this Agreement (other than the filing of a Form 8-K with the SEC disclosing the Company's entry into the Note Purchase Agreement or such Subsidiary Guarantor's entry into this Agreement).

      Section 2.5. Litigation; Observance of Agreements, Statutes and Orders.
(a) There are no actions, suits or proceedings pending or, to the knowledge of such Subsidiary Guarantor, threatened against or affecting such Subsidiary Guarantor or any of its Subsidiaries or any property of such Subsidiary Guarantor or any of its Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      (b) Neither such Subsidiary Guarantor nor any of its Subsidiaries is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                                   E-4.13-10

SECTION 3. AFFIRMATIVE COVENANTS OF SUBSIDIARY GUARANTORS.

      Each Subsidiary Guarantor covenants that so long as any of the Notes are outstanding:

      Section 3.1. Compliance with Note Purchase Agreement Covenants. Such Subsidiary Guarantor will, and will cause each of its Subsidiaries to, comply with each of the covenants and agreement set forth in Sections 7, 9 and 10 of the Note Purchase Agreements that are applicable to Subsidiaries of the Company.

      Section 3.2. Guaranty to Rank Pari Passu. The obligation of such Subsidiary Guarantor under SECTION 1 of this Agreement is and at all times shall remain a direct and unsecured obligation of such Subsidiary Guarantor ranking pari passu as against the assets of such Subsidiary Guarantor with all other present and future unsecured Senior Indebtedness (actual or contingent) of such Subsidiary Guarantor.

SECTION 4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

      All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of the Purchasers or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of each Subsidiary Guarantor pursuant to this Agreement shall be deemed representations and warranties of such Subsidiary Guarantor under this Agreement. Subject to the preceding sentence, this Agreement embodies the entire agreement and understanding of the Subsidiary Guarantors regarding the transactions contemplated by the Note Purchase Agreement and supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 5. AMENDMENT AND WAIVER.

      Section 5.1. Requirements. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Subsidiary Guarantor and the Required Holders, except that (a) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (ii) amend this SECTION 5 or SECTION 1 and (b) no consent of the holders of the Notes, the Company or the Subsidiary Guarantors shall be required in connection with the execution and delivery of a Guaranty Joinder Agreement substantially in the form of ANNEX 1 or other addition of any additional Subsidiary Guarantor, and each Subsidiary Guarantor, by its execution and delivery of this Agreement (or joinder hereto) consents to the addition of each additional Subsidiary Guarantor and upon execution of such Guaranty Joinder Agreement, this Agreement shall be amended as set forth therein without further action on the part of any other party.

                                   E-4.13-11

      Section 5.2. Solicitation of Holders of Notes.

      (a) Solicitation. The Subsidiary Guarantors will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Subsidiary Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this SECTION 5 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

      (b) Payment. No Subsidiary Guarantor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

      Section 5.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this SECTION 5 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Subsidiary Guarantors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement or breach by any Subsidiary Guarantor of the terms and provisions of this Agreement or Default or Event of Default under the Note Purchase Agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Subsidiary Guarantor and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      Section 5.4. Notes Held by Subsidiary Guarantors, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company, such Subsidiary Guarantors or any of their respective Affiliates shall be deemed not to be outstanding.

      Section 5.5. Purchase of Notes. No Subsidiary Guarantor will nor will any Subsidiary Guarantor permit any of its Subsidiaries or any of its Affiliates to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) in accordance with SECTION 1, or (b) and upon the payment or prepayment of the Notes in accordance with the terms of the Note Purchase Agreement and the Notes.

                                   E-4.13-12

SECTION 6. NOTICES.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (i) if to a Purchaser or such Purchaser's nominee, to such Purchaser or such Purchaser's nominee at the address specified for such communications in Schedule A to the Note Purchase Agreement, or at such other address as such Purchaser or such Purchaser's nominee shall have specified to the Subsidiary Guarantors in writing,

            (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Subsidiary Guarantors in writing, or

            (iii) if to any Subsidiary Guarantor, to such Subsidiary Guarantor at its address set forth on SCHEDULE I attached hereto to the attention of the Chief Financial Officer, or at such other address as such Subsidiary Guarantor shall have specified to the holder of each Note in writing.

Notices under this SECTION 6 will be deemed given only when actually received.

SECTION 7. MISCELLANEOUS.

      Section 7.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not, so long as any Notes remain outstanding and unpaid.

      Section 7.2. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 7.3. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

      Section 7.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one

                                   E-4.13-13
instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      Section 7.5. Subordination of Debt of the Company. Any indebtedness of the Company now or hereafter held by a Subsidiary Guarantor, whether secured or unsecured, and if secured, the security for same, is hereby subordinated to the indebtedness of the Company to the holders of the Notes from time to time; and, so long as there is any Default or Event of Default under the Note Purchase Agreement, such indebtedness of the Company to a Subsidiary Guarantor shall be collected, enforced, and received by such Subsidiary Guarantor as trustee for the holders of the Notes from time to time and, subject to the terms of the Intercreditor Agreement, be paid over to such holders on account of the Notes but without reducing or affecting in any manner the liability of the Subsidiary Guarantor under the other provisions of this Agreement.

      SECTION 7.6. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

      Section 7.7. Submission to Jurisdiction. Each Subsidiary Guarantor hereby irrevocably submits and consents to the non-exclusive jurisdiction of any Illinois State or U.S. federal court situated in the City of Chicago, and irrevocably agrees that all actions or proceedings relating to this Agreement may be litigated in such courts, and each Subsidiary Guarantor waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by delivery to it at the address of such Subsidiary Guarantor as set forth in SCHEDULE I hereto. Each Subsidiary Guarantor agrees that a final judgment in any such suit, action or proceeding shall be conclusive, subject to rights of appeal, and may be enforced in any manner provided by law or equity. Nothing contained in this Section shall affect the right of any holder of Notes to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against any Subsidiary Guarantor or to enforce a judgment obtained in the courts of any other jurisdiction.

SECTION 8. INDEMNITY.

      To the fullest extent of applicable law, each Subsidiary Guarantor shall indemnify and save each holder of a Note harmless from and against any losses which may arise by virtue of any of the obligations hereby guaranteed being or becoming for any reason whatsoever in whole or in part void, voidable, contrary to law, invalid, ineffective or otherwise unenforceable by the holders of the Notes or any of them in accordance with its terms (all of the foregoing, collectively, an "Indemnifiable Circumstance"). For greater certainty, these losses shall include without limitation all obligations hereby guaranteed which would have been payable by the Company but for the existence of an Indemnifiable Circumstance; provided, however, that the extent of each Subsidiary Guarantor's aggregate liability under this SECTION 8 shall not at any time exceed the amount (but for any Indemnifiable Circumstance) otherwise guaranteed pursuant to
SECTION 1.

                                   E-4.13-14

      IN WITNESS WHEREOF, this Guaranty Agreement has been duly executed and delivered as of the day and year first above written.

                                            Very truly yours,

                                            TALX UCM SERVICES, INC.
                                            TALX EMPLOYER SERVICES, LLC
                                            TALX FASTIME SERVICES, INC.
                                            TBT ENTERPRISES, INCORPORATED
                                            UI ADVANTAGE, INC.
                                            NET PROFIT, INC.
                                            TALX TAX INCENTIVE SERVICES, LLC
                                            JON-JAY ASSOCIATES, INC.
                                            TALX TAX CREDITS AND INCENTIVES, LLC
                                            UNEMPLOYMENT SERVICES, LLC
                                            MANAGEMENT INSIGHT INCENTIVES, LLC
                                            PERFORMANCE ASSESSMENT NETWORK, INC.

                                            By
                                                Its

                                   E-4.13-15

                                   SCHEDULE I

                 ADDRESSES FOR NOTICES TO SUBSIDIARY GUARANTORS

c/o TALX Corporation
Attention:  Chief Executive Officer
11432 Lackland Road
St. Louis, Missouri  63146

                                   SCHEDULE I
                             (to Guaranty Agreement)

                       FORM OF GUARANTY JOINDER AGREEMENT

To the Holders of the Notes, (as hereinafter defined) of TALX Corporation
   (the "Company")

Ladies and Gentlemen:

      WHEREAS, in order to refinance certain debt and for general corporate purposes, the Company issued $50,000,000 aggregate principal amount of its ax% Senior Guaranteed Notes due May 25, 2014 (the "Notes"), pursuant to that certain Note Purchase Agreement dated as of May 25, 2006 (the "Note Purchase Agreement") between the Company and each of the purchasers named on Schedule A thereto (the "Initial Note Purchasers").

      WHEREAS, as a condition precedent to their purchase of the Notes, the Initial Note Purchasers required that certain subsidiaries of the Company enter into a Guaranty as security for the Notes (the "Guaranty").

      Pursuant to Section 9.7 of the Note Purchase Agreement, the Company has agreed to cause the undersigned, ______________, a ______________ organized under the laws of _______________ (the "Additional Subsidiary Guarantor"), to join in the Guaranty. In accordance with the requirements of the Guaranty, the Additional Subsidiary Guarantor desires to amend (a) the definition of Subsidiary Guarantor (as the same may have been heretofore amended) set forth in the Guaranty attached hereto so that at all times from and after the date hereof, the Additional Subsidiary Guarantor shall be jointly and severally liable as set forth in the Guaranty for the obligations of the Company under the Note Purchase Agreement and Notes to the extent and in the manner set forth in the Guaranty and (b) Schedule I to the Guaranty to include the address of the Additional Subsidiary Guarantor set forth on the signature page hereto.

      The undersigned is the duly elected ______________ of the Additional Subsidiary Guarantor, a subsidiary of the Company, and is duly authorized to execute and deliver this Guaranty Joinder Agreement to each of you. The execution by the undersigned of this Guaranty Joinder Agreement shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty and by such execution the Additional Subsidiary Guarantor shall be deemed to have made in favor of the Holders of the Notes the representations and warranties set forth in Section 2 of the Guaranty.

      Upon execution of this Guaranty Joinder Agreement, the Guaranty shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Guaranty are hereby ratified, confirmed and approved in all respects.

                                     ANNEX 1
                             (to Guaranty Agreement)

      Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty without making specific reference to this Guaranty Joinder Agreement, but nevertheless all such references shall be deemed to include this Guaranty Joinder Agreement unless the context shall otherwise require.

      Dated: _________________, _____.

                                       [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR]

                                       By
                                           Name:
                                           Title:

                                       Address for Notices:

                                       -----------------------------------------

                                       -----------------------------------------

                           FORM OF CLOSING CERTIFICATE

      Pursuant to Section 9.7 of the Note Purchase Agreement dated as of May 25, 2006 (as it may hereafter be amended, modified, extended or restated from time to time, the "Note Purchase Agreement"), between TALX Corporation, a __________ corporation and the institutions named in Schedule A thereto, the undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF GUARANTOR], in such capacity and not in any personal capacity, hereby certifies as follows:

            1. The representations and warranties of [INSERT NAME OF GUARANTOR] set forth in Section 2 of the Guaranty Agreement (as defined in the Note Purchase Agreement) are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

            2. _____________ is the duly elected and qualified _____________ of [INSERT NAME OF GUARANTOR] and the signature set forth for such officer below is such officer's true and genuine signature.

            The undersigned _____________ of [INSERT NAME OF GUARANTOR] certifies as follows:

            3. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against [INSERT NAME OF GUARANTOR], nor has any other event occurred adversely affecting or threatening the continued existence of [INSERT NAME OF GUARANTOR].

            4. [INSERT NAME OF GUARANTOR] is a _____________ duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

            5. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the _____________ of [INSERT NAME OF GUARANTOR] on _______________; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only _____________ proceedings of [INSERT NAME OF GUARANTOR] now in force relating to or affecting the matters referred to therein.

            6. Attached hereto as Annex 2 is a true and complete copy of the By-Laws (or equivalent) [INSERT NAME OF GUARANTOR] as in effect on the date hereof.

            7. Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation (or equivalent) of [INSERT NAME OF GUARANTOR] as in effect on the date hereof, and such certificate has not been amended, repealed, modified or restated (except to the extent of the amendments attached hereto).

            8. The following persons are now duly elected and qualified officers of [INSERT NAME OF GUARANTOR] holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of [INSERT NAME OF GUARANTOR] [the Guaranty Joinder Agreement and] the Guaranty Agreement:

NAME                                   OFFICE                             SIGNATURE
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

      IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

--------------------------                  ----------------------------------
Name:                                       Name:
Title:                                      Title:

Date:  ________, ________

                         FORM OF INTERCREDITOR AGREEMENT

================================================================================

                             INTERCREDITOR AGREEMENT
                            Dated as of May 25, 2006
                                      among
                       LASALLE BANK NATIONAL ASSOCIATION,
                          SOUTHWEST BANK OF ST. LOUIS,
                       NATIONAL CITY BANK OF THE MIDWEST,
                                FIFTH THIRD BANK,
                      MERRILL LYNCH CAPITAL, A DIVISION OF
                 MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.,
                                   FIRST BANK,
              PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY,
                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
                             MTL INSURANCE COMPANY,
                 THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA,
                   AMERICAN INVESTORS LIFE INSURANCE COMPANY,
                                       and
                          AMERUS LIFE INSURANCE COMPANY

================================================================================

                                  Exhibit 4.14
                          (to Note Purchase Agreement)

                                TABLE OF CONTENTS

                                                     PAGE
SECTION 1.     DEFINITIONS...........................  2

SECTION 2.     APPROVAL OF LOAN AND LOAN DOCUMENTS...  4

SECTION 3.     REPRESENTATIONS AND WARRANTIES........  5

SECTION 4.     SHARING OF RECOVERIES.................  6

SECTION 5.     MODIFICATIONS, AMENDMENTS, ETC........  7

SECTION 6.     AGREEMENTS AMONG THE CREDITORS........  8

SECTION 7.     OBLIGATIONS HEREUNDER NOT AFFECTED....  9

SECTION 8.     ESTOPPEL..............................  9

SECTION 9.     MISCELLANEOUS.........................  9

                                    E-4.14-i

                             INTERCREDITOR AGREEMENT

      THIS INTERCREDITOR AGREEMENT (this "AGREEMENT") dated as of May 25, 2006, is entered into by and among SOUTHWEST BANK OF ST. LOUIS ("SOUTHWEST BANK"), NATIONAL CITY BANK OF THE MIDWEST ("NATIONAL CITY"), FIFTH THIRD BANK ("FIFTH THIRD"), MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. ("MERRILL LYNCH"), FIRST BANK ("FIRST BANK"), LASALLE BANK NATIONAL ASSOCIATION, as a Lender and as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT"), PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, MTL INSURANCE COMPANY, THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA, AMERICAN INVESTORS LIFE INSURANCE COMPANY, and AMERUS LIFE INSURANCE COMPANY, as holders of the Notes described below (collectively, the "NOTEHOLDERS").

                                    RECITALS:

      A. Under and pursuant to that certain Note Purchase Agreement dated as of even date herewith (as the same may be amended, restated, supplemented, renewed or replaced from time to time, including any increase in the amount thereof, the "NOTE PURCHASE AGREEMENT"), among TALX Corporation, a Missouri corporation (the "COMPANY") and the Noteholders, the Company proposes to issue and sell to the Noteholders $75,000,000 aggregate principal amount of its 6.89% Senior Guaranteed Notes, due May 25, 2014 (collectively the "NOTES").

      B. The Noteholders have required as a condition of their purchase of the Notes that each of TALX UCM Services, Inc., a Missouri corporation, TALX FasTime Services, Inc., a Texas corporation, TALX Employer Services, LLC, a Missouri limited liability company, TBT Enterprises, Incorporated, a Maryland corporation, UI Advantage, Inc., a Maryland corporation, Net Profit, Inc., a South Carolina corporation, TALX Tax Incentive Services, LLC, a Missouri limited liability company, Jon-Jay Associates, Inc., a Massachusetts corporation, TALX Tax Credits and Incentives, LLC, a Missouri limited liability company, Management Insight Incentives, LLC, a Missouri limited liability company, Unemployment Services, LLC, a Missouri limited liability company, and Performance Assessment Network, Inc., a Delaware corporation, (each a "SUBSIDIARY GUARANTOR" and collectively the "SUBSIDIARY GUARANTORS") enter into a guaranty as security for the Notes and accordingly each of the Subsidiary Guarantors has agreed to provide a guaranty. Each Subsidiary Guarantor proposes to execute and deliver a Guaranty Agreement (each a "NOTE GUARANTEE" and collectively the "NOTE GUARANTIES") dated as of even date herewith, pursuant to which such Subsidiary Guarantor will irrevocably, absolutely and unconditionally guarantee to the Noteholders the payment of the principal of, premium, if any, and interest on the Notes and the payment and performance of all other obligations of the Company under the Note Purchase Agreement.

                                    E-4.14-1

      C. Under and pursuant to that certain Third Amended and Restated Loan Agreement dated as of even date herewith (as such agreement may be amended, restated, supplemented, renewed or replaced from time to time, including any increase in the amount thereof, the "LOAN AGREEMENT") among the Company, the Administrative Agent, and the lending institutions which are parties thereto (each, individually, a "LENDER" and collectively, the "LENDERS"), the Lenders have made available to the Company certain credit facilities in a current aggregate principal amount of up to $150,000,000 (all amounts outstanding in respect of such credit facilities being hereinafter collectively referred to as the "LOAN").

      D. In connection with the execution of the Loan Agreement and as security for the Loan made thereunder, the Subsidiary Guarantors have heretofore guaranteed to the Lenders the payment of the Loan and all other obligations of the Company under the Loan Agreement under those certain guaranty agreements (as such agreements may be amended, restated, supplemented or otherwise modified from time to time the "LOAN GUARANTIES").

      E. The Loan Guaranties and the Note Guaranties are each hereinafter individually referred to as a "SUBSIDIARY GUARANTY" and collectively referred to as the "SUBSIDIARY GUARANTIES".

      F. The Company and the Subsidiary Guarantors contemplate that from time to time after the date hereof, additional subsidiaries of the Company may, subject to the terms and conditions of the Loan Agreement and the Note Purchase Agreement, issue additional guaranties for the benefit of the Creditors which the Company, the Subsidiary Guarantors and the Creditors wish to become subject to this Agreement pursuant to the requirements of Section 6(d) hereof.

      G. Pursuant to the Loan Agreement, it is a condition precedent to the Notes constituting permitted indebtedness thereunder that the Administrative Agent and the Noteholders enter into this Agreement.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree a follows:

      SECTION 1. DEFINITIONS.

      The following terms shall have the meanings assigned to them below in this
Section 1 or in the provisions of this Agreement referred to below:

      "Administrative Agent" shall have the meaning assigned thereto in the Recitals hereof.

      "Company" shall have the meaning assigned thereto in the Recitals hereof.

                                    E-4.14-2

      "Covered Payment" shall have the meaning assigned thereto in Section 4.

      "Creditor" shall individually mean the Administrative Agent, any Lender or any Noteholder and "Creditors" shall mean, collectively, the Administrative Agent, the Lenders and the Noteholders.

      "Enforcement Action" means any (i) judicial or non-judicial foreclosure proceeding, the exercise of any power of sale, the taking of a deed or assignment in lieu of foreclosure, the obtaining of a receiver or the taking of any other enforcement action against the Company or any Subsidiary Guarantor,
(ii) acceleration of, or demand or action taken in order to collect, all or any indebtedness accruing under the Loan Agreement, the Notes or any Subsidiary Guaranty or (iii) exercise of any right or remedy available to the Administrative Agent or the Noteholders under the Loan Agreement, the Notes or the Note Purchase Agreement, as applicable, at law, in equity or otherwise with respect to the Company or any Subsidiary Guarantor.

      "Excess Covered Payment" shall mean as to any Creditor an amount equal to the Covered Payment received by such Creditor less the Pro Rata Share of such Covered Payment to which such Creditor is then entitled.

      "Lender" and "Lenders" shall have the meanings assigned thereto in the Recitals hereto.

      "Loan" shall have the meaning assigned thereto in the Recitals hereof.

      "Loan Agreement" shall have the meaning assigned thereto in the Recitals hereof.

      "Loan Guaranty" and "Loan Guaranties" shall have the meanings assigned thereto in the Recitals hereof.

      "Note Guaranty" and "Note Guaranties" shall have the meanings assigned thereto in the Recitals hereof.

      "Note Purchase Agreement" shall have the meaning assigned thereto in the Recitals hereof.

      "Noteholder" and "Noteholders" shall have the meanings assigned thereto in the Recitals hereof.

      "Notes" shall have the meaning assigned thereto in the Recitals hereof.

      "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

                                    E-4.14-3

      "Pro Rata Share" shall mean, with respect to any Creditor, as of the date of any Covered Payment to such Creditor, an amount equal to the product obtained by multiplying (a) the amount of such Covered Payment less all reasonable costs incurred by such Creditor in connection with the collection of such Covered Payment by (b) a fraction, the numerator of which shall be the Specified Amount owing to such Creditor, and the denominator of which is the aggregate amount of all outstanding Subject Obligations (without giving effect in the denominator to the application of any such Covered Payment).

      "Receiving Creditor" shall have the meaning assigned thereto in Section 4.

      "Specified Amount" shall mean as to any Creditor the aggregate amount of the Subject Obligations owed to such Creditor.

      "Subject Obligations" shall mean all principal of, premium or make-whole amount, if any, and interest on, the Notes and the Loan and all other obligations of the Company under or in respect of the Notes and the Loan and under the Note Purchase Agreement or the Loan Agreement.

      "Subsidiary Agreements" shall mean the Subsidiary Guaranties.

      "Subsidiary Guarantor" and "Subsidiary Guarantors" shall have the meaning assigned thereto in the Recitals hereof.

      "Subsidiary Guaranty" and "Subsidiary Guaranties" shall have the meanings assigned thereto in the Recitals hereof.

      Section 2. Approval of Loan and Loan Documents.(

      (a) Each Noteholder hereby acknowledges that (i) it has received and reviewed and, subject to the terms and conditions of this Agreement, hereby consents to and approves of the making of the Loan and, subject to the terms and provisions of this Agreement, all of the terms and provisions of the Loan Agreement and the Loan Guaranties, and (ii) any application or use of the proceeds of the Loan for purposes other than those provided in the Loan Agreement shall not affect, impair or defeat the terms and provisions of this Agreement or the Loan Agreement.

      (b) Each of the Administrative Agent and each Lender hereby acknowledges that (i) it has received and reviewed, and, subject to the terms and conditions of this Agreement, hereby consents to and approves of the issuance of the Notes and, subject to the terms and provisions of this Agreement, all of the terms and provisions of the Note Purchase Agreement and the Note Guaranties, and (ii) any application or use of the proceeds of the issuance of the Notes for purposes other than those provided in the Note Purchase Agreement shall not affect, impair or defeat the terms and provisions of this Agreement or the Note Purchase Agreement. Each of the Administrative Agent and each Lender hereby acknowledges and agrees that any conditions precedent to the consent of

                                    E-4.14-4
the Administrative Agent and each Lender to the issuance of the Notes as set forth in the Loan Agreement or any other agreements with the Company related thereto, as they apply to the issuance of the Notes, have been either satisfied or waived.

      Section 3. Representations and Warranties.

            (a) Each Noteholder hereby represents and warrants, as to itself, as follows:

                  (1) To such Noteholder's knowledge, there currently exists no default or event which, with the giving of notice or the lapse of time, or both, would constitute a default under the Notes or the Note Purchase Agreement.

                  (2) Such Noteholder (or its nominee) is the legal and beneficial owner of the Note purchased by it from the Company, free and clear of any lien, security interest, option or other charge or encumbrance.

                  (3) The Notes are not secured by any real or personal property of the Company or any Subsidiary Guarantor.

                  (4) Such Noteholder is duly organized and validly existing under the laws of the jurisdiction under which it was organized with full power to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.

                  (5) All actions necessary to authorize the execution, delivery, and performance of this Agreement on behalf of such Noteholder have been duly taken, and all such actions continue in full force and effect as of the date hereof.

                  (6) Such Noteholder has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid, and binding agreement of such Noteholder enforceable against such Noteholder in accordance with its terms subject to (x) applicable bankruptcy, reorganization, insolvency and moratorium laws, and (y) general principles of equity which may apply regardless of whether a proceeding is brought in law or in equity.

                  (7) To such Noteholder's knowledge, no consent of any other Person and no consent, license, approval, or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by such Noteholder of this Agreement or consummation by such Noteholder of the transactions contemplated by this Agreement.

            (b) The Administrative Agent and each Lender hereby represents and warrants, as to itself, as follows:

                                    E-4.14-5

                  (1) To its knowledge, there currently exists no default or event which, with the giving of notice or the lapse of time, or both, would constitute a default under the Loan Agreement.

                  (2) All security interests in favor of the Administrative Agent securing the Loan and all other amounts owing by the Company to the Lenders pursuant to the terms of the Loan Agreement shall be released in accordance with the terms of that certain Second Amendment to the Second Amended and Restated Loan Agreement dated as of April 6, 2006 among the Company, the Administrative Agent and the Lenders. Administrative Agent and Lenders have no other security interests in any real or personal property granted by Company or Subsidiary Guarantors.

                  (3) It is duly organized and validly existing under the laws of the jurisdiction under which it was organized with full power to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.

                  (4) All actions necessary to authorize the execution, delivery, and performance of this Agreement by it have been duly taken, and all such actions continue in full force and effect as of the date hereof.

                  (5) It has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid, and binding agreement of the Administrative Agent or such Lender, as the case may be, enforceable against the Administrative Agent or such Lender, as the case may be, in accordance with its terms subject to (x) applicable bankruptcy, reorganization, insolvency and moratorium laws and (y) general principles of equity which may apply regardless of whether a proceeding is brought in law or in equity.

                  (6) To its knowledge, no consent of any other Person and no consent, license, approval, or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Administrative Agent of this Agreement or consummation by the Administrative Agent of the transactions contemplated by this Agreement.

      Section 4. Sharing of Recoveries.

            (a) Each Creditor hereby agrees with each other Creditor that from and after the commencement of an Enforcement Action by any Creditor, any payment (including payments made through setoff of deposit balances or otherwise) received by such Creditor in respect of the Subject Obligations owed to such Creditor (such payment, a "COVERED PAYMENT") shall be shared so that each Creditor shall receive its Pro Rata Share of such Covered Payment. Accordingly, each Creditor hereby agrees that in the event that (i) such Creditor receives a Covered Payment (such Creditor, a "RECEIVING

                                    E-4.14-6

CREDITOR") and (ii) any other Creditor shall not concurrently receive its Pro Rata Share of such Covered Payment, then the Receiving Creditor shall promptly remit to each other Creditor who shall then be entitled thereto, an amount so that after giving effect to such payment (and any other payments then being made by any other Receiving Creditor pursuant to this Section 4) each Creditor shall have received its Pro Rata Share of such Covered Payments.

            (b) For purposes of determining each Creditor's Pro Rata Share, (x) unfunded commitments to advance funds shall not constitute outstanding Subject Obligations and (y) the undrawn amount of any issued irrevocable letters of credit shall constitute outstanding Subject Obligations of the issuers of such letters of credit. If any payment is made pursuant to this Section 4 with respect to the undrawn amount of any issued letter of credit and if, subsequently, such letter of credit expires without having been drawn upon in full, then the issuer of such letter of credit shall calculate the aggregate amount that it received or retained under this Section 4 solely as a result of the treatment of the undrawn amount of such letter of credit as an outstanding Subject Obligation and such amount shall thereafter constitute a Covered Payment subject to sharing pursuant to this Section 4.

            (c) Any such payments shall be deemed to be and shall be made in consideration of the purchase for cash at face value, but without recourse, ratably from the other Creditors such amount of Notes or Loan (or interest therein), as the case may be, to the extent necessary to cause such Receiving Creditor to share such Excess Covered Payment with the other Creditors as hereinabove provided; provided, however, that if any such purchase or payment is made by any Receiving Creditor and if such Excess Covered Payment or part thereof is thereafter recovered from such Receiving Creditor (including, without limitation, by any trustee in bankruptcy of the Person making such Covered Payment or any creditor thereof), the related purchase from the other Creditors shall be rescinded ratably and the purchase price restored as to the portion of such Excess Covered Payment so recovered, but without interest; provided, further, that nothing herein contained shall obligate any Creditor to resort to any setoff, application of deposit balance or other means of payment under any Subsidiary Guaranty or avail itself of any recourse by resort to any property of the Company or any Subsidiary Guarantor, the taking of any such action to remain within the absolute discretion of such Creditor without obligation of any kind to the other Creditors to take any such action.

      Section 5. Modifications, Amendments, Etc.

            (a) The Administrative Agent and the Lenders shall have the right without the consent of the Noteholders in each instance to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver (collectively, a "LOAN MODIFICATION") of the Loan or the Loan Agreement (or any agreement related thereto) provided that no such Loan Modification shall, without the prior written consent of the Noteholders, grant to the Administrative Agent or any Lender a security interest in any assets of the Company or any Subsidiary Guarantor.

                                    E-4.14-7

            (b) The Noteholders shall have the right without the consent of the Administrative Agent in each instance to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver (collectively, a "NOTE MODIFICATION") of the Note or the Note Purchase Agreement provided that no such Note Modification shall, without the prior written consent of the Administrative Agent, grant to the Noteholders a security interest in any assets of the Company or any Subsidiary Guarantor.

      Section 6. Agreements Among the Creditors.

            (a) Independent Actions by Creditors. Nothing contained in this Agreement shall prohibit any Creditor from accelerating the maturity of, or demanding payment from a Subsidiary Guarantor on, any Subject Obligation of the Company to such Creditor or from instituting legal action against the Company or a Subsidiary Guarantor to obtain a judgment or other legal process in respect of such Subject Obligation, but any funds received from a Subsidiary Guarantor in connection with any recovery therefrom shall be subject to the terms of this Agreement.

            (b) Relation of Creditors. This Agreement is entered into solely for the purposes set forth herein, and no Creditor assumes any responsibility to any other party hereto to advise such other party of information known to such other party regarding the financial condition of the Company or any Subsidiary Guarantor or of any other circumstances bearing upon the risk of nonpayment of the Subject Obligation. Each Creditor specifically acknowledges and agrees that nothing contained in this Agreement is or is intended to be for the benefit of the Company or a Subsidiary Guarantor and nothing contained herein shall limit or in any way modify any of the obligations of the Company or any Subsidiary Guarantor to the Creditors.

            (c) Acknowledgment of Guaranties. The Lenders hereby expressly acknowledge the existence of the Note Guarantees and the Noteholders hereby expressly acknowledge the existence of the Loan Guaranties.

            (d) Additional Guarantors. Additional Persons may become "Subsidiary Guarantors" hereunder by executing and delivering to a then existing Creditor a guaranty by which such Person has become a guarantor of the Notes or Loan pursuant to the terms of the Loan Agreement or the Note Purchase Agreement. Accordingly, upon the execution and delivery of any such copy of the guaranty by any such Person, such Person shall, thereinafter become a "Subsidiary Guarantor" for all purposes of this Agreement.

            (e) Payments on Subordinated Indebtedness. Pursuant to the Note Guaranties and the Loan Guaranties, the Subsidiary Guarantors have agreed that any indebtedness of the Company now or hereafter held by a Subsidiary Guarantor, whether secured or unsecured, and if secured, the security for same, is subordinated to the indebtedness of the Company under or in respect of the Notes and the Loan and under the Note Purchase Agreement or the Loan Agreement from time to time. Notwithstanding

                                    E-4.14-8
anything to the contrary set forth in the Note Guaranties or the Loan Guaranties, the Creditors acknowledge and agree that, so long as there is any default or event of default under the Note Purchase Agreement or the Loan Agreement, such indebtedness of the Company to a Subsidiary Guarantor shall be collected, enforced, and received by such Subsidiary Guarantor as trustee for the Creditors and shall be paid over by such Subsidiary Guarantor to any Creditor. In the event any Creditor receives any payment from a Subsidiary Guarantor pursuant to the preceding sentence, then such payment shall be shared by the Creditors pursuant to the terms of Section 4 hereof, whether or not an Enforcement Action has been commenced by any Creditor.

      Section 7. Obligations Hereunder Not Affected.

            (a) All rights, interests, agreements and obligations of the Administrative Agent, the Lenders and the Noteholders under this Agreement shall remain in full force and effect irrespective any lack of validity or enforceability of the Loan Agreement, the Note Purchase Agreement, the Notes, any Subsidiary Guaranty or any other agreement or instrument relating thereto.

            (b) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any portion of the Loan or the Notes is rescinded or must otherwise be returned by the Lenders or the Noteholders upon the insolvency, bankruptcy or reorganization of the Company or any Subsidiary Guarantor or otherwise, all as though such payment had not been made.

      Section 8. Estoppel.

            (a) Each Noteholder shall, within ten (10) business days following a request from the Administrative Agent, provide the Administrative Agent with a written statement setting forth the then current outstanding principal balance of the its Note, the aggregate accrued and unpaid interest in respect of its Note, and stating whether to such Noteholder's knowledge any default or event of default exists under the its Note or the Note Purchase Agreement.

            (b) The Administrative Agent shall, within ten (10) business days following a request from the Noteholders, provide the Noteholders with a written statement setting forth the then current outstanding principal balance of the Loan, the aggregate accrued and unpaid interest under the Loan, and stating whether to the Administrative Agent's knowledge any default or event of default exists under the Loan or the Loan Agreement.

      Section 9. Miscellaneous.

            (a) Entire Agreement. This Agreement represents the entire Agreement among the Creditors and, except as otherwise provided, this Agreement may not be altered, amended or modified except in a writing executed by all the parties to this Agreement.

                                    E-4.14-9

            (b) Notices. Notices hereunder shall be given to the Creditors at their addresses as set forth in the Note Purchase Agreement or the Loan Agreement, as the case may be, or at such other address as may be designated by each in a written notice to the other parties hereto.

            (c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Creditors and their respective successors and assigns, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any future holder or holders of any Subject Obligations, and the term "Creditor" shall include any such subsequent holder of Subject Obligations, wherever the context permits. Without limiting the foregoing, the rights and obligations of any Lender or Noteholder under this Agreement shall be assigned automatically, without the need for the execution of any document or any other action, to, and the term "Lender" or "Noteholder" as used in this Agreement shall include, any assignee, transferee or successor of such Lender under the Loan Agreement (or a lending institution which becomes a party to the Loan Agreement) or such Noteholder under the Note Purchase Agreement, as the case may be, and any such assignee, transferee or successor shall automatically become a party to this Agreement. If required by any party to this Agreement, such assignee, transferee or successor shall execute and deliver to the other parties to this Agreement a written confirmation of its assumption of the obligations of the assignor, transferor or predecessor hereunder.

            (d) Consents, Amendment, Waivers. All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by all of the Creditors.

            (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

            (f) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

            (g) Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

            (h) Expenses. In the event of any litigation to enforce this Agreement, the prevailing party shall, if not reimbursed by the Company, be entitled to its reasonable attorney's fees (including the allocated costs of in-house counsel).

            (i) Term of Agreement. This Agreement shall terminate when all Subject Obligations are paid in full and such payments are not subject to any possibility of revocation or rescission or until all of the parties hereto mutually agree in a writing to terminate this Agreement.

                                   E-4.14-10

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

                        PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

                             By: Prudential Investment Management, Inc., as investment manager

                                   By
                                     -----------------------------
                                     Name:
                                     Title:  Vice President

                                    E-4.14-1

                        THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                        By
                           --------------------------------
                           Name:
                           Title:  Vice President

                                    E-4.14-2

                        MTL INSURANCE COMPANY

                             By: Prudential Private Placement Investors, L.P. (as Investment Advisor)

                             By: Prudential Private Placement Investors, Inc. (as its General Partner)

                                   By
                                      -----------------------------
                                      Name:
                                      Title:  Vice President

                                    E-4.14-3

                        THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

                        By
                          ---------------------------------
                          Name:
                          Title:  Vice President

                                    E-4.14-4

                        AMERICAN INVESTORS LIFE INSURANCE COMPANY

                             By: AmerUs Capital Management Group, Inc., its authorized attorney-in-fact

                                   By
                                      ---------------------------
                                      Name:
                                      Title:

                                    E-4.14-5

                        AMERUS LIFE INSURANCE COMPANY

                             By: AmerUs Capital Management Group, Inc., its authorized attorney-in-fact

                                   By
                                      -------------------------
                                      Name:
                                      Title:

                                    E-4.14-6

                        LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent under the Loan Agreement

                        By:
                             -----------------------------------
                        Name:  Tom Harmon
                        Title:  Senior Vice President

                                    E-4.14-7

                        SOUTHWEST BANK OF ST. LOUIS, as a Lender under the Loan Agreement

                        By:
                           -----------------------------------
                        Name:
                             ---------------------------------
                        Title:
                              --------------------------------

                                    E-4.14-8

                        NATIONAL CITY BANK OF THE MIDWEST, as a Lender under the Loan Agreement

                        By:
                           -----------------------------------
                        Name:
                             ---------------------------------
                        Title:
                              --------------------------------

                                    E-4.14-9

                        FIFTH THIRD BANK, as a Lender under the Loan Agreement

                        By:
                            ----------------------------------
                        Name:
                              --------------------------------
                        Title:
                               -------------------------------

                                   E-4.14-10

                        MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., as a Lender under the Loan Agreement

                        By:
                            ----------------------------------
                        Name:
                              --------------------------------
                        Title:
                               -------------------------------

                                   E-4.14-11

                        FIRST BANK, as a Lender under the Loan Agreement

                        By:
                            ----------------------------------
                        Name:
                              --------------------------------
                        Title:
                               -------------------------------

                                   E-4.14-12

The undersigned hereby acknowledge and agree to the foregoing Agreement:

TALX CORPORATION, a Missouri corporation,
PERFORMANCE ASSESSMENT NETWORK, a Delaware corporation, as a Subsidiary
Guarantor,
TALX UCM SERVICES, INC., a Missouri corporation, as a Subsidiary Guarantor,
TALX FASTIME SERVICES, INC., a Texas corporation, as a Subsidiary Guarantor, TALX EMPLOYER SERVICES, LLC, a Missouri Limited Liability company, as a Subsidiary Guarantor,
UI ADVANTAGE, INC., a Maryland corporation, as a Subsidiary Guarantor,
TBT ENTERPRISES, INCORPORATED, a Maryland corporation, as a Subsidiary
Guarantor,
NET PROFIT, INC., a South Carolina corporation, as a Subsidiary Guarantor,
TALX TAX INCENTIVE SERVICES, LLC, a Missouri limited liability company, as a Subsidiary Guarantor,
JON-JAY ASSOCIATES, INC., a Massachusetts corporation, as a Subsidiary
Guarantor,
TALX TAX CREDITS AND INCENTIVES, LLC, a Missouri limited liability company, as a Subsidiary Guarantor,
MANAGEMENT INSIGHT INCENTIVES, LLC, a Missouri limited liability company, as a Subsidiary Guarantor, and UNEMPLOYMENT SERVICES, LLC, a Missouri limited liability company, as a Subsidiary Guarantor

By:--------------------------------
Name:  L. Keith Graves
Title:  Chief Financial Officer

                                   E-4.14-13